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Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-196880

PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 30, 2014)

URANIUM RESOURCES, INC.

$6,018,960 of Common Stock

        We have entered into an at-the-market sales agreement with BTIG LLC ("BTIG"), relating to shares of our common stock, $0.001 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $15.0 million from time to time through BTIG, acting as our sales agent. As of the date of this prospectus supplement, we have sold $8,981,040 of shares of common stock pursuant to the sales agreement. This prospectus supplement and the accompanying prospectus relate to the sale of up to the $6,018,960 of shares of common stock remaining available for sale under the sales agreement, including $2,168,853 of shares of common stock originally registered by the prospectus supplement dated July 2, 2014 and an additional $3,850,107 of shares of common stock registered hereby.

        Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an "at the market offering" as defined in Rule 415 under the Securities Act of 1933, as amended, which we refer to as the Securities Act, including sales made directly on the NASDAQ Capital Market, on any other existing trading market for our common stock or to or through a market maker. With our consent, BTIG may also sell our common stock by any other method permitted by law, including in privately negotiated transactions. BTIG will act as sales agent on a commercially reasonable efforts basis, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of NASDAQ. There is no specific date on which the offering will end, there are no minimum sale requirements and there are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account.

        Our common stock is currently traded on the NASDAQ Capital Market under the symbol "URRE" and on the ASX under the symbol "URI." On November 16, 2015, the last reported sale price of our common stock on the NASDAQ Capital Market was $0.74 per share.

        The aggregate market value of our outstanding common stock held by non-affiliates, or public float, is approximately $57.6 million, based on 43.0 million shares of outstanding common stock held by non-affiliates and a price per share of $1.34, which was the closing price of our common stock on the NASDAQ Capital Market on September 18, 2015. We have sold approximately $9.2 million of securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in public primary offerings with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

        BTIG will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of our common stock pursuant to the sales agreement. In connection with the sale of the common stock on our behalf, BTIG may be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation of BTIG may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to BTIG against certain civil liabilities, including liabilities under the Securities Act.

        Investing in our common stock involves a high degree of risk. You should read "Risk Factors" beginning on page S-7 of this prospectus supplement and the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, incorporated by reference in this prospectus supplement, to read about factors to consider before purchasing our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 17, 2015.

        We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we prepare or authorize. We have not, and BTIG has not, authorized anyone to provide you with different information, and we take no responsibility for any other information that others may give you. We are not, and BTIG is not, making an offer of our common stock in any jurisdiction where the offer is not permitted. The information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus is only accurate as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates. Information in this prospectus supplement updates and modifies the information in the accompanying prospectus.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-196880) that we filed with the Securities and Exchange Commission (the "SEC") and that was declared effective by the SEC on June 30, 2014. Under this shelf registration process, we may, from time to time, offer common stock, debt securities, warrants and units, of which this offering is a part.

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein by reference. The second part is the accompanying prospectus, which provides more general information about our common stock and other securities that do not pertain to this offering of common stock. To the extent that the information contained in this prospectus supplement conflicts with any information in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control. The information in this prospectus supplement may not contain all of the information that is important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully before deciding whether to invest in our common stock.

        References to "URI," the "Company," "we," "our" and "us" in this prospectus supplement and the accompanying prospectus are to Uranium Resources, Inc. and its consolidated subsidiaries, unless the context otherwise requires. This document includes trade names and trademarks of other companies. All such trade names and trademarks appearing in this document are the property of their respective holders.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements convey our current expectations or forecasts of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

        Forward-looking statements are generally identifiable by use of the words "estimate," "project," "believe," "intend," "plan," "anticipate," "expect" and similar expressions. These forward-looking statements include management's expectations regarding our liquidity, burn rate, exploration plans, reserves and mineralized uranium material, capital requirements, timing of receipt of mining permits and access rights, acquisition or partnering opportunities, sales or exchanges, execution of definitive document and the closing of the anticipated transaction with Laramide Resources, production capacity of mining operations for properties in the Republic of Turkey, South Texas and New Mexico and planned dates for commencement of production at such properties. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Actual results could differ materially from those in forward-looking statements because of, among other reasons, the factors described below and in the periodic reports that we file with the SEC from time to time, including Forms 10-K, 10-Q and 8-K and any amendments thereto. The forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks.

        Key factors that could cause actual results to be different than expected or anticipated include, but are not limited to:

  •
  the availability of capital to URI;

  •
  the spot price and long-term contract price of uranium;

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  •
  the ability of URI to enter into and successfully close acquisitions or other material transactions, including without limitation the transaction with Laramide Resources;

  •
  legislation and other actions by the Navajo Nation;

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  operating conditions at our mining projects;

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  government regulation of the mining industry and the nuclear power industry in the United States and the Republic of Turkey;

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  the world-wide supply and demand of uranium;

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  weather conditions;

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  unanticipated geological, processing, regulatory and legal or other problems we may encounter;

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  currently pending or new litigation;

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  timely receipt of mining and other permits from regulatory agencies; and

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  the risks set forth herein under the caption "Risk Factors."

        In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which are inherently unreliable and speak only as of the date of this prospectus supplement, accompanying prospectus or as of the date of any document incorporated by reference in this prospectus supplement or accompanying prospectus, as applicable. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus supplement, accompanying prospectus and the documents incorporated by reference. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus supplement and accompanying prospectus might not occur.

CERTAIN DEFINITIONS

        Anatolia Energy:    Anatolia Energy Limited, an Australian public company, and its subsidiaries.

        Dollar or "$":    Unless otherwise indicated, or the context otherwise requires, references in this prospectus supplement to "$" or "dollar" are to the lawful currency of the United States.

        Mineral:    A naturally occurring inorganic element or compound having an orderly internal structure and characteristic chemical composition, crystal form, and physical properties.

        Mineralized Material or Deposit:    A mineralized body, which has been delineated by appropriate drilling and/or underground sampling to support a sufficient tonnage and average grade of metal(s). Under SEC standards, such a deposit does not qualify as a reserve until a comprehensive evaluation, based upon unit cost, grade, recoveries, and other factors, conclude current economic feasibility to extract it.

        Reserves:    That part of a mineral deposit, which could be economically and legally extracted or produced at the time of the reserve determination.

        Resource:    The calculated amount of material in a mineral deposit, based on limited drilling information.

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        The Transaction:    URI's acquisition of Anatolia Energy that closed on November 9, 2015, as described in more detail in "Recent Developments—Acquisition of Anatolia Energy Limited" in this prospectus supplement.

        U3O8:    Triuranium octoxide equivalent contained in uranium concentrates, referred to as uranium concentrate.

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PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information about Uranium Resources, Inc. This summary does not contain all of the information that may be important to you in making an investment decision. For a more complete understanding of Uranium Resources, Inc. you should read carefully this entire prospectus supplement and the accompanying prospectus, including the "Risk Factors" section and the other documents we refer to and incorporate by reference. Unless otherwise indicated, "common stock" means our common stock, par value $0.001 per share. Unless otherwise noted, all share and per share information has been adjusted to reflect the one-for-ten reverse stock split of our common stock that became effective January 22, 2013.

 Uranium Resources Overview

        Uranium Resources, Inc. is a uranium exploration, development and production company. We were organized in 1977 to acquire and develop uranium projects in South Texas using the in-situ recovery ("ISR") process. Following our acquisition of Anatolia Energy Limited, we are focused on advancing to near-term production the Temrezli ISR project in Turkey. URI also controls extensive exploration properties under nine exploration and operating licenses covering approximately 44,700 acres with numerous exploration targets, including the potential satellite Sefaatli project, which is 25 miles southwest of the Temrezli project. We have historically produced uranium by ISR methods in the State of Texas where we currently have ISR projects and two licensed processing facilities. We also have approximately 190,000 acres of mineral holdings in the prolific Grants Mineral Belt of the State of New Mexico and 17,000 acres in the South Texas uranium province, a portion of which we have entered into a binding letter of intent to sell. URI acquired these properties over the past 25 years along with an extensive information database of historic drill-hole logs and analysis. None of URI's properties are currently in production.

        Our principal executive offices are located at 6950 South Potomac Street, Suite 300, Centennial, Colorado 80112, and our telephone number is (303) 531-0470. Our website is located at www.uraniumresources.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus supplement.

        For additional information as to our business, properties and financial condition, please refer to the documents cited in "Where You Can Find More Information" and "Information Incorporated by Reference."

Liquidity and Expenses

        We had approximately $3.8 million in cash at September 30, 2015 and approximately $1.5 million at November 9, 2015. On average, URI expended approximately $1.1 million of cash per month during the first three quarters of 2015, expects to spend approximately $1.2 million per month during the remainder of 2015 (excluding Anatolia transaction costs of $1.5 million), increasing to $2.0 million per month during the first half of 2016 for Temrezli permitting and construction planning activities and increasing to $3.1 million per month during the last half of 2016 as construction of the Temrezli central processing plant begins. If additional capital is not available in sufficient amounts or on a timely basis, URI will experience liquidity problems, and URI could face the need to significantly curtail current operations, change our planned business strategies and pursue other remedial measures.

        URI ceased uranium production activities in 2009 due to sustained low uranium prices and does not anticipate receiving significant sales revenue and related cash inflows for 2015 or 2016. URI expects that its existing cash balances, excluding the net proceeds from the offering, would provide it the necessary liquidity to fund its current operations through the end of 2015. URI also continues to look for ways to reduce its monthly cash expenditures at its current operations and to explore opportunities to raise additional funds or further monetize its non-core assets, although there can be no assurance that such efforts will be successful.

Recent Developments

Acquisition of Anatolia Energy Limited

        On November 9, 2015, URI completed the acquisition of Anatolia Energy Limited, an Australian public company, pursuant to the scheme implementation agreement between the parties dated June 3, 2015 (the "Transaction"). Upon the closing of the Transaction, each Anatolia Energy share outstanding immediately prior to closing was transferred to URI in exchange for 0.06579 URI shares, or approximately 20.5 million URI shares in the aggregate, and Anatolia Energy became a wholly-owned subsidiary of URI. URI also issued approximately 7.0 million replacement options and replacement performance shares relating to approximately 0.8 million URI shares to holders of Anatolia Energy's options and performance shares, respectively. Immediately after the closing of the Transaction, the former Anatolia Energy shareholders held approximately 40% of the outstanding common stock of the combined company (or approximately 43% on a fully diluted basis), and the shares of common stock held by continuing URI shareholders represented approximately 59% of the outstanding common stock of the combined company.

Laramide Asset Sale

        Also on November 9, 2015, URI entered into a letter of intent with Laramide Resources for the sale of URI's Churchrock and Crownpoint properties in New Mexico. Under the terms of the letter of intent, URI and certain of its subsidiaries have agreed, subject to the execution of definitive documentation, to transfer ownership of the Churchrock and Crownpoint properties to Laramide Resources or its subsidiaries. In exchange, URI will receive from Laramide Resources at closing cash in the amount of $5,250,000 and a note receivable in the amount of $7,250,000 payable in three equal installments over the next three years. Laramide Resources will also assume any liabilities related to reclamation and remediation on the subject lands.

        Definitive documentation on the terms above is expected to be executed in the fourth quarter of 2015 with closing of the transaction expected to occur during the first half of 2016, subject to customary conditions, including applicable regulatory approvals.

Energy Fuels Asset Exchange

        On June 26, 2015, URI and certain of its subsidiaries entered into a purchase and exchange agreement with Energy Fuels Inc. and one of its subsidiaries, pursuant to which URI transferred its ownership interest in the Roca Honda Project to Energy Fuels in exchange for $2.5 million in cash, $375,000 in Energy Fuels' stock, and certain other consideration. The transaction closed on July 31, 2015.

Overview of URI Projects

        Set forth below is a brief overview of URI's projects. For additional information about the projects, please refer to the documents cited in "Where You Can Find More Information."

Turkey

        Following the closing of the Transaction, URI is focused on advancing to near-term production the Temrezli ISR project in Central Turkey. In Turkey, URI controls extensive exploration properties under nine exploration and operating licenses covering approximately 44,700 acres (over 18,000 ha) with numerous exploration targets, including the potential satellite Sefaatli Project, which is 25 miles

(40 km) southwest of the Temrezli Project. The project area enjoys year-round accessibility via sealed roads and a number of unsealed local tracks. Sparsely populated, but with access to major infrastructure such as water and power, the area is gently undulating. The majority of the project area is owned by local families who work the land for grain production.

        Temrezli Project.    The Temrezli Project is wholly owned and operated by URI. Uranium was first discovered by Turkey's Uranium Division of the Department of Energy, Raw Material and Exploration ("MTA") in the early 1980s. MTA continued to explore the region for the next 10 years. Following a change to the Turkish Mining Law in 2004 the private sector has been able to explore for radioactive substances. Anatolia Energy, through its subsidiary Adur, commenced exploration at the Temrezli Project in 2010 and confirmed the MTA's findings. The uranium mineralization is considered to be epigenetic and related to strata controlled redox boundaries influenced by permeability changes and/or stratabound reductants such as organic material or iron sulfides.

        Anatolia Energy released a preliminary feasibility study in February 2015 indicating a cash operating cost of $16.89 per pound U3O8 and all-in operating costs of approximately $30.17 per pound U3O8. URI has retained Roscoe Postle Associates, Inc. to update the February 2015 preliminary feasibility study, something that URI currently anticipates to have ready in Q1 2016. Included in the update to the preliminary feasibility study will be the consideration of the capital cost savings and other synergies expected to be realized through the Transaction.

        Sefaatli Project.    The Sefaatli project area contains the district's most significant uranium occurrences outside of our Temrezli project area. The Sefaatli project is located approximately 25 miles (40 km) southwest of the Temrezli Project. The Sefaatli project has been strengthened by the granting of two new exploration licences, which expire in May 2018.

Texas

        In Texas, URI has the Kingsville Dome licensed processing facility and approximately 17,000 acres (6,900 ha) of prospective ISR projects. URI plans on relocating key components of the Rosita processing facility from Texas to Turkey for use at the Temrezli Project. The wellfields at Kingsville Dome and Rosita have reserves of over 600,000 pounds of in-place uranium within 400,000 tons at an average grade of approximately 0.08%. These wellfields and the Kingsville Dome facility are on standby for a restart of production when there is a sustained improvement in the uranium market.

New Mexico

        In New Mexico, URI controls minerals rights encompassing approximately 190,000 acres (76,900 ha), a portion of which we have entered into a binding letter of intent to sell. URI holds substantial non-reserve mineralized material of over 40 million tons at an average grade of 0.15% at its properties in the prolific Grants Mineral Belt in New Mexico, which holds one of the largest known concentrations of sandstone-hosted uranium deposits in the world.

 Organizational Chart

        The structure of the URI group as of the date of this prospectus supplement is as follows:

 The Offering

        The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of our common stock, see "Description of Securities—Common Stock" in the accompanying prospectus.

Issuer	Uranium Resources, Inc.
Common Stock Offered
Shares with an aggregate offering price of up to $6,018,960, including $2,168,853 of shares of common stock originally registered by the prospectus supplement dated July 2, 2014 and an additional $3,850,107 of shares of common stock offered hereby.
Use of proceeds
We currently intend to use the net proceeds from this offering for general corporate purposes, which may include technical studies, restoration commitments, capital expenditures and working capital. See "Use of Proceeds."
Listing	Our common stock is listed on the NASDAQ Capital Market under the symbol "URRE", and the Australian Stock Exchange ("ASX") under the symbol "URI".
Risk factors
An investment in our common stock involves risks, and prospective investors should carefully consider the matters discussed under "Risk Factors" beginning on page S-7 of this prospectus supplement and the reports we file with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment in our common stock.

Summary URI Unaudited Pro Forma Condensed Consolidated Financial Information

        The following summary pro forma information is based on the unaudited pro forma condensed consolidated financial information and accompanying notes included in this prospectus supplement, which are derived from the historical consolidated financial statements of URI and Anatolia Energy, as adjusted to reflect the Transaction. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 gives effect to the Transaction as if it had occurred on June 30, 2015. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2015 and for the year ended December 31, 2014 both give effect to the Transaction as if it had occurred on January 1, 2014.

        You should read the pro forma data in conjunction with the information in this prospectus supplement under the heading "Summary URI Unaudited Pro Forma Condensed Consolidated Financial Information" and the historical financial statements of URI and Anatolia Energy including the notes thereto, which are incorporated herein by reference. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not necessarily reflect the results of operations or the financial position of URI that actually would have resulted had the Transaction occurred at the dates indicated, or project the results of operations or financial position of URI for any future date or period. All dollar amounts are in thousands.

Pro Forma Consolidated Uranium Resources, Inc.
Balance Sheet Data at June 30, 2015:
Cash and cash equivalents	$8,572
Total assets	67,553
Total liabilities	17,180
Total Stockholders' Equity	50,373
Statements of Operations Data as for the six months ending June 30, 2015:
Total operating expenses	$(8,194)
Total other expense	(1,459)
Net loss	(9,653)

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement, before making an investment decision. Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. In addition, please read "Disclosure Regarding Forward-Looking Statements" in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to Our Business

If we fail to comply with the continued listing requirements of The NASDAQ Capital Market, our common stock may be delisted and the liquidity and value of our common stock and our ability to raise additional capital could be negatively impacted.

        URI's common stock is primarily traded on the NASDAQ Capital Market. On August 12, 2015, we received notice from NASDAQ that we had failed to maintain compliance with the $1.00 per share minimum bid price for 30 consecutive business days. We have a period of 180 calendar days to regain compliance with the minimum bid price requirement. We will regain compliance with the minimum bid requirement if at any time before February 8, 2016, the bid price for our common stock closes at $1.00 per share or above for a minimum of 10 consecutive business days. In the event that we do not regain compliance with the minimum bid price rule by February 8, 2016, we may be eligible for an additional 180 days to cure the situation, but if the situation is not cured then our shares could be delisted from NASDAQ.

        A delisting of our stock could negatively impact the liquidity and value of our shares, as well as our ability to raise additional capital for the continuation of our operations. In particular, if we were delisted from the NASDAQ Capital Market and were not able to list our common stock on another national securities exchange, we would no longer be eligible to use Form S-3 registration statements and could no longer sell shares through "at-the-market" offerings, including pursuant to our At-The-Market Sales Agreement with BTIG LLC. Being delisted could also cause a loss of confidence by our investors and employees, and result in fewer business development opportunities. Further, if our stock is delisted, a reliable trading market for our securities could cease to exist, which may result in negative tax consequences.

URI is not producing uranium at this time. As a result, we currently have no sources of operating cash. If we cannot monetize certain existing assets, partner with another company that has cash resources, find other means of generating revenue other than uranium production and/or access additional sources of private or public capital, we may not be able to remain in business.

        As a result of low uranium prices, we ceased production of uranium in 2009. While we have approximately 664,000 pounds of reserves at our South Texas properties, we are not planning to commence production at any of our South Texas properties until we are able to acquire additional reserves or mineralized material and uranium prices recover to levels that will ensure that production, once resumed, is sustainable in the 300,000 to 500,000 pound range per year. Our ability to begin plant construction and wellfield development in Turkey and New Mexico is subject to availability of financing and activation of our permits and licenses. In addition, in the event the sale to Laramide Resources is not completed, we expect that we will need to secure significant capital for the development of our Churchrock project in advance of beginning development activities on the project. We do not have a committed source of financing for the development of our Churchrock project. There can be no assurance that we will be able to obtain financing for this project, our Temrezli or our other New Mexico projects. Our inability to develop the Temrezli New Mexico properties would have a material adverse effect on our future operations.

        Until we begin uranium production, we have no way to generate cash inflows unless we monetize certain of our assets or through financing activities. Our future uranium production, cash flow and income are dependent upon the results of exploration as well as our ability to bring on new, as yet unidentified wellfields and to acquire and develop additional reserves. We can provide no assurance that our properties will be placed into production or that we will be able to continue to find, develop, acquire and finance additional reserves. If we cannot monetize certain existing assets, partner with another company that has cash resources, find other means of generating revenue other than uranium production and/or access additional sources of private or public capital, we may not be able to remain in business and our stockholders may lose their entire investment.

        Our ability to function as an operating mining company will be dependent on our ability to mine our properties at a profit sufficient to finance further mining activities and for the acquisition and development of additional properties. The volatility of uranium prices makes long-range planning uncertain and raising capital difficult.

        Our ability to operate on a positive cash flow basis will be dependent on mining sufficient quantities of uranium at a profit sufficient to finance our operations and for the acquisition and development of additional mining properties. Any profit will necessarily be dependent upon, and affected by, the long and short term market prices of uranium, which are subject to significant fluctuation. Uranium prices have been and will continue to be affected by numerous factors beyond our control. These factors include the demand for nuclear power, political and economic conditions in uranium producing and consuming countries, uranium supply from secondary sources and uranium production levels and costs of production. A significant, sustained drop in uranium prices may make it impossible to operate URI's business at a level that will permit us to cover our fixed costs or to remain in operation.

If we are unable to raise additional capital, our business may fail and stockholders may lose their entire investment.

        We had approximately $3.8 million in cash at September 30, 2015 and approximately $1.5 million at November 9, 2015. On average, URI expended approximately $1.1 million of cash per month during the first three quarters of 2015, expects to spend approximately $1.2 million per month during the remainder of 2015 (excluding Anatolia transaction costs of $1.5 million), increasing to $2.0 million per month during the first half of 2016 for Temrezli permitting and construction planning activities and increasing to $3.1 million per month during the last half of 2016 as construction of the Temrezli central processing plant begins. There can be no assurance that URI will be able to obtain additional capital after it exhausts its current cash. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities would likely result in substantial dilution to existing stockholders. If we borrow money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility.

        If additional capital is not available in sufficient amounts or on a timely basis, URI will experience liquidity problems, and URI could face the need to significantly curtail current operations, change our planned business strategies and pursue other remedial measures. Any curtailment of business operations would have a material negative effect on operating results, the value of our outstanding stock is likely to fall, and our business may fail, causing our stockholder to lose their entire investment.

The benefits of integrating URI and Anatolia Energy may not be realized.

        To be successful on a going forward basis, we will need to combine and integrate the operations of URI and Anatolia Energy into one company. Integration will require substantial management attention and could detract attention from the day-to-day business of the combined company. We could encounter difficulties in the integration process, such as the need to revisit assumptions about reserves, future production, revenues, capital expenditures and operating costs, including synergies, the loss of key employees or commercial relationships or the need to address unanticipated liabilities. If we cannot integrate URI and Anatolia Energy businesses successfully, it may fail to realize the expected benefits of the Transaction.

The market price of URI's common stock may decline as a result of the Transaction.

        The market price of URI's common stock may decline as a result of the Transaction if the integration of Anatolia Energy's business is unsuccessful, the perceived benefits of the Transaction are not achieved as rapidly or to the extent anticipated by financial analysts or investors, or the effect of the Transaction on the combined company's financial results after the completion of the Transaction is not consistent with the expectations of financial analysts or investors.

URI has incurred and will continue to incur significant transaction and combination-related costs in connection with the Transaction.

        URI and Anatolia Energy have and will continue to incur significant costs associated with combining the operations of the two companies. URI's fees and expenses related to the Transaction included financial advisor fees, filing fees, legal and accounting fees, regulatory fees and mailing costs. Furthermore, the combined company will continue incur costs associated with combining the operations of the two companies. However, it is difficult to predict the amount of these costs. The combined company may incur additional unanticipated costs as a consequence of difficulties arising from efforts to integrate the companies.

The Transaction resulted in changes to URI's board of directors and management that may affect the strategy and operations of the combined company.

        Upon completion of the Transaction, the Board of Directors of URI offered to appoint two new directors to the Board designated by Anatolia Energy. Those individuals are Pat Burke and Paul Cronin. There can be no assurance that either will accept such offers, nor that the newly-constituted Board of Directors will function effectively as a team and that there will not be any adverse effect on our business as a result.

The Transaction is expected to result in an ownership change for URI under Section 382 of the Code, potentially limiting the use of URI's net operating loss carryforwards and certain other tax attributes in future years. In addition, URI's ability to use its net operating loss carryforwards may be further limited if taxable income does not reach sufficient levels.

        As of December 31, 2014, URI had approximately $173.5 million of net operating loss ("NOL") carryforwards available to reduce U.S. federal taxable income in future years. Under Section 382 of the Code, if a corporation undergoes an "ownership change," the corporation's ability to use its pre-change NOL carryforwards and other pre-change tax attributes to offset its postchange income and taxes may be limited. In general, an "ownership change" occurs if there is a cumulative change in ownership by "5-percent shareholders" that exceeds 50 percentage points over a rolling three-year period.

        The Transaction is expected to result in an ownership change under Section 382 of the Code for URI, potentially limiting the use of URI's NOL carryforwards in future taxable years for U.S. federal income tax purposes. These limitations may affect the timing of when these NOL carryforwards can be used which, in turn, may impact the timing of when cash is used to pay the taxes of URI and have a negative impact on URI's financial position and results of operations. In addition, URI's ability to use its NOL carryforwards will be dependent on its ability to generate taxable income. Some portion of the NOL carryforwards could expire before URI generates sufficient taxable income.

Approximately 20.5% of our common stock is beneficially owned by a significant stockholder.

        As of November 16, 2015, approximately 15.8% of our common stock is owned by Resource Capital Fund V L.P. ("RCF"). In addition, under the terms of the RCF loan agreement, RCF has the right to acquire an additional 3.1 million shares of our common stock upon conversion of the $8.0 million currently drawn under a loan agreement between RCF and URI, which would increase RCF's ownership to approximately 20.5% of our common stock. In addition, under a stockholders' agreement between RCF and URI, RCF is entitled to have two designees placed in nomination for a seat on the Board so long as any amounts remain outstanding under the loan agreement or RCF's partially-diluted ownership exceeds 25% of our common stock, and RCF has the right to participate in future equity offerings by URI in proportion to its percentage ownership (assuming conversion of amounts drawn under the RCF loan agreement) of the outstanding shares of our common stock.

        Because of RCF's ownership of URI common stock, RCF has the ability to exercise a substantial degree of control over matters requiring stockholder approval. Those matters include the election of directors, amendments to the certificate of incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of URI or changes in management and will make the approval of certain transactions difficult without the support of RCF, including transactions in which other stockholders might otherwise receive a premium for their shares over the then-current market price. In addition, RCF could privately sell its stake in URI without other stockholders realizing any premium. RCF may also have other interests that are different from, in addition to or not always consistent with URI's interests or with the interests of other stockholders.

Restrictions under our secured loan agreement may prevent us from taking actions that we believe would be in the best interest of our business, and defaults under the secured loan agreement may result in RCF talking possession and disposing of any collateral.

        Our loan agreement with RCF contains certain restrictions on our activities, including covenants that may restrict us from, among other things:

  •
  incurring additional indebtedness;

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  paying dividends on, redeeming or repurchasing our capital stock;

  •
  making investments or acquisitions;

  •
  creating liens;

  •
  selling assets;

  •
  guaranteeing indebtedness; and

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  consolidating, merging or transferring all or substantially all of our assets.

        These restrictions may prevent us from taking actions that we believe would be in the best interest of our business. If we violate any of these covenants and are unable to obtain waivers, we would be in default under our loan agreement with RCF and payment of the indebtedness could be accelerated. If our indebtedness is accelerated, we may not be able to repay that indebtedness or borrow sufficient funds to refinance it. Our obligations under the loan agreement are secured by pledges of the equity interests of our subsidiaries and a lien on substantially all of our assets, and if we default on our obligations under the loan agreement, among other remedies, RCF could take possession and dispose of any collateral under the loan agreement and related documents, which would have a material adverse effect on our business, operations, financial condition, and liquidity. Even if we are able to obtain new financing upon a default under the loan agreement, it may not be on commercially reasonable terms or on terms that are acceptable to us. In addition, complying with these covenants may also cause us to take actions that are not favorable to holders of our common stock and may make it more difficult for us to successfully execute our business strategy and compete against companies that are not subject to such restrictions.

We have previously identified a material weakness in our internal control over financial reporting, and if we cannot maintain an effective system of internal control over financial reporting in the future, we may need to restate our financial statements and we may be delayed or prevented from accessing the capital markets.

        We are subject to the requirements of the Sarbanes-Oxley Act of 2002, particularly Section 404, and the applicable SEC rules and regulations that require an annual management report on our internal controls over financial reporting. The management report includes, among other matters, management's assessment of the effectiveness of our internal controls over financial reporting.

        We identified a material weakness in our internal control over financial reporting for certain financial periods in 2012 and 2013 and we may not be capable of maintaining an effective system of internal control in the future. Our ability to identify and remediate any material weaknesses in our internal controls could affect our ability to prepare financial reports in a timely manner, control our policies, procedures, operations, and assets, assess and manage our operational, regulatory and financial risks, and integrate any acquired businesses. Any failures to ensure full compliance with internal control and financial reporting requirements in the future could result in a restatement, cause us to fail to timely meet our reporting obligations, delay or prevent us from accessing the capital markets, and harm our reputation and the market price for our common stock.

The Navajo Nation's ban on uranium mining in what it considers to be Navajo Indian Country and its opposition to the transportation of radioactive substances over and across what it views as Navajo Nation lands may have a material adverse effect on our future operations.

        In April 2005, the Navajo Nation ("Nation") Council passed the Diné Natural Resources Protection Act of 2005, 18 Navajo Nation Code §1303, which prohibits uranium mining and processing on any sites within "Navajo Indian Country" as defined by 7 Navajo Nation Code § 254(A). The ban may impede or prevent us from developing and operating our properties located in federally defined Indian Country for two reasons. First, the Nation takes a more expansive view of its own jurisdiction over "Navajo Indian Country" than does current federal law. Specifically, 7 N.N.C. § 254(A) provides that the term "Navajo Indian Country" applies to all land within the exterior boundaries of the Navajo Indian Reservation or of the Eastern Navajo Agency, Navajo Indian allotments, dependent Indian communities, and all land held in trust for, owned in fee by, or leased by the United States to the Nation. This may conflict with federal law as codified by Congress and interpreted by the federal courts. The term "Indian Country" is derived from jurisdictional determinations in criminal law enforcement proceedings under the federal Indian Country statute, 18 U.S.C. § 1151, and understood to encompass territory situated within Indian reservations, land owned by Indian Allottees, and land within a dependent Indian community. Second, while the United States Court of Appeals for the Tenth Circuit has specifically held, en banc, that our Section 8 property in Churchrock, New Mexico is not Indian Country, approximately one-third of our in-place mineralized uranium material is located elsewhere in federally defined Indian Country. Consequently, with respect to the Nation, our ability to operate will be adversely affected unless Navajo law is modified or a waiver or other exemption is provided.

        In February 2012, the Navajo Nation Council passed The Radioactive and Related Substances, Equipment, Vehicles, Persons and Materials Transportation Act of 2012 which would prohibit the transport across Nation lands of any equipment, vehicles, persons or materials for the purposes of exploring for or mining, producing, processing or milling any uranium ore, yellowcake, radioactive waste or other radioactive products on or under the surface of or adjacent to Nation lands unless the transporter has first (i) obtained Nation consent and a federal grant of easement, (ii) consented to full subject matter and personal jurisdiction of the Nation, and (iii) agreed to terms and conditions regarding clean-up and remediation. The Act would also require the Navajo Nation Environmental Protection Agency ("NNEPA") to promulgate regulations implementing notice requirements, license fees, bonding requirements, route restrictions and curfews for the transportation of radioactive substances over and across Nation lands or otherwise within Navajo Indian Country. The Act, which may conflict with federal laws and regulations governing the transport of radioactive materials, could have a material adverse effect on our future operations, including our ability to transport equipment and personnel to and from our properties and to transport resin from New Mexico to our processing facilities in Texas or the Republic of Turkey.

        In April 2012, the Nation's Division of Natural Resources issued a Notice of Violation and Order to Comply with the Navajo Nation Civil Trespass Act (the "NOV") against our subsidiary Hydro Resources, Inc. ("HRI"). The NOV assessed a $50 civil assessment for alleged trespass on Section 9, Township 16 North, Range 16 West, N.M.P.M. ("Section 9"), which is land held in trust by the United States for the benefit of the Nation ("Trust Lands"). The NOV stated that HRI's Section 8 Churchrock property cannot be reached from New Mexico State Highway 566 without crossing either Section 9 or Section 17, both of which are Trust Lands, and that the Highway 566 right-of-way does not abut or extend into the Section 8 Churchrock property. The NOV demanded that HRI cease entering upon and crossing Section 9 and Section 17 for the purpose of transporting vehicles, equipment and/or personnel to the Section 8 Churchrock property until HRI either (i) provided documentation of a validly existing right-of-way or easement; or (ii) obtained an appropriate right-of-way from the Nation.

        In July 2012, HRI and the Nation resolved the NOV by entering into a Temporary Access Agreement (the "Agreement"). Under the terms of the Agreement, HRI and its contractors may now access Section 8 through either Section 9 or 17 to support site visits by the Nuclear Regulatory Commission and to satisfy other administrative permitting and licensing requirements related to the Churchrock Project. The Agreement does not extend to construction-related or earth-disturbing activities. HRI has further agreed to remediate any radioactive contamination now existing on Sections 8 and 17 surface lands created by prior operators prior to commencing mining operations on Section 8. Under the terms and for the duration of this Agreement, HRI has agreed to the jurisdiction of the Navajo Nation with respect to the subject matter of the Agreement. HRI and the Nation have been engaged in additional settlement discussions since 2012 in order to determine effective compliance with the remediation requirement included in the Agreement and to address longer-term surface access to the entire licensed Project site consistent with applicable law. If further agreement with the Nation is not reached, our development plan could be materially adversely affected.

Certain of our mineral properties may be subject to defects in title and we are at risk of loss of ownership.

        Many of our mining properties are unpatented mining claims to which we have only possessory title. The validity of unpatented mining claims is often uncertain and such validity is always subject to contest. Unpatented mining claims are generally considered subject to greater title risk than patented mining claims or other real property interests that are owned in fee simple. Because unpatented mining claims are self-initiated and self-maintained, they possess some unique vulnerabilities not associated with other types of property interests. It is impossible to ascertain the validity of unpatented mining claims from public real property records, and, therefore, it can be difficult or impossible to confirm that all of the requisite steps have been followed for location, perfection and maintenance of an unpatented mining claim. The present status of our unpatented mining claims located on public lands allows us the exclusive right to remove locatable minerals, such as uranium. We are also allowed to use the surface of the land solely for purposes related to mining and processing the mineral-bearing ores. However, legal ownership of the public land remains with the federal government. We remain at risk that the mining claims may be lost either to the federal government or to rival private claimants due to failure to comply with statutory requirements. In addition, we may not have, or may not be able to obtain, all necessary surface rights to develop a property.

        We may incur significant costs related to defending the title to our properties. A successful claim contesting our title to a property may cause us to compensate other persons or perhaps reduce our interest in the affected property or lose our rights to explore and develop that property. This could result in us not being compensated for our prior expenditures relating to the property.

Exploration and development of uranium properties are risky and subject to great uncertainties.

        The exploration for and development of uranium deposits involve significant risks. It is impossible to ensure that the current and future exploration programs on our existing properties will establish reserves. Whether a uranium ore body will be commercially viable depends on a number of factors, including, but not limited to: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; uranium prices, which cannot be predicted and which have been highly volatile in the past; mining, processing and transportation costs; perceived levels of political risk and the willingness of lenders and investors to provide project financing; availability of labor, labor costs and possible labor strikes; availability of drilling rigs; and governmental regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting materials, foreign exchange, environmental protection, employment, worker safety, transportation, and reclamation and closure obligations. Most exploration projects do not result in the discovery of commercially mineable deposits of uranium and there can be no assurance that any of our exploration stage properties will be commercially mineable or can be brought into production.

We may enter into acquisitions or other material transactions at any time, including promptly after this offering.

        We are regularly engaged in a review of opportunities to acquire properties, to partner with other companies on projects or to acquire or merge with companies. We currently, and generally at any time, have such opportunities in various stages of active review, including, for example, our engagement of consultants and advisors to analyze particular opportunities, technical, financial and other confidential information, submission of indications of interest and participation in discussions or negotiations for acquisitions. Any such acquisition could be material to us. We could issue common stock or incur additional indebtedness to fund our acquisitions. Issuances of common stock may dilute existing stockholders. In addition, any such acquisition or other transaction may have other transaction specific risks associated with it, including risks related to the completion of the transaction, the project or the jurisdictions in which the project is located. We could enter into one or more acquisitions or other transactions at any time, including promptly after this offering.

The developments at the Fukushima Daiichi Nuclear Power Plant in Japan continue to have a negative impact on the uranium markets and public acceptance of nuclear energy is uncertain.

        The developments at the Fukushima Daiichi Nuclear Power Plant following the earthquake and tsunami that struck parts of Japan in March 2011 created heightened concerns regarding the safety of nuclear power plants and the ability to safeguard the material used to fuel nuclear power plants. The impact on the perception of the safety of nuclear power resulting from this event may cause increased volatility of uranium prices in the near to mid-term as well as uncertainty involving the continued use and expansion of nuclear power in certain countries. A reduction in the current or the future generation of electricity from nuclear power could result in a reduced requirement for uranium to fuel nuclear power plants which may negatively impact URI in the future.

        Maintaining the demand for uranium at current levels and future growth in demand will depend upon acceptance of nuclear technology as a means of generating electricity. The developments at the Fukushima Daiichi Nuclear Power Plant may affect public acceptance of nuclear technology. Lack of public acceptance of nuclear technology would adversely affect the demand for nuclear power and potentially increase the regulation of the nuclear power industry.

The only significant market for uranium is nuclear power plants world-wide, and there are a limited number of customers.

        We are dependent on a limited number of electric utilities that buy uranium for nuclear power plants. Because of the limited market for uranium, a reduction in purchases of newly produced uranium by electric utilities for any reason (such as plant closings) would adversely affect the viability of our business.

The price of alternative energy sources affects the demand for and price of uranium.

        The attractiveness of uranium as an alternative fuel to generate electricity may be dependent on the relative prices of oil, gas, coal and hydro-electricity and the possibility of developing other low-cost sources of energy. If the prices of alternative energy sources decrease or new low-cost alternative energy sources are developed, the demand for uranium could decrease, which may result in a decrease in the price of uranium.

We may not be able to mine a substantial portion of our uranium in New Mexico until a mill is built in New Mexico.

        A substantial portion of our uranium in New Mexico lends itself most readily to conventional mining methods and may not be able to be mined unless a mill is built in New Mexico. We have no immediate plans to build, nor are we aware of any third party's plan to build, a mill in New Mexico and there can be no guarantee that a mill will be built. In the event that a mill is not built, a substantial portion of our uranium may not be able to be mined. Our inability to mine all or a portion of our uranium in New Mexico would have a material adverse effect on future operations.

Our operations are each subject to environmental risks.

        We are required to comply with environmental protection laws, regulations and permitting requirements in the United States and the Republic of Turkey, and we anticipate that we will be required to continue to do so in the future. We have expended significant resources, both financial and managerial, to comply with environmental protection laws, regulations and permitting requirements, and we anticipate that we will be required to continue to do so in the future. The material laws and regulations within the U.S. include the Atomic Energy Act, Uranium Mill Tailings Radiation Control Act of 1978, or UMTRCA, Clean Air Act, Clean Water Act, Safe Drinking Water Act, Federal Land Policy Management Act, National Park System Mining Regulations Act, the State Mined Land Reclamation Acts or State Department of Environmental Quality regulations and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the rules and regulations of the NNEPA, as applicable.

        We are required to comply with the Atomic Energy Act, as amended by UMTRCA, by applying for and maintaining an operating license from the NRC and the state of Texas. Uranium operations must conform to the terms of such licenses, which include provisions for protection of human health and the environment from endangerment due to radioactive materials. The licenses encompass protective measures consistent with the Clean Air Act and the Clean Water Act. Mining operations may be subject to other laws administered by the USEPA and other agencies.

        The uranium industry is subject not only to the worker health and safety and environmental risks associated with all mining businesses, but also to additional risks uniquely associated with uranium ISR, mining and milling. The possibility of more stringent regulations exists in the areas of worker health and safety, storage of hazardous materials, standards for heavy equipment used in ISR, mining or milling, the disposition of wastes, the decommissioning and reclamation of exploration, mining and ISR sites, climate change and other environmental matters, each of which could have a material adverse effect on the cost or the viability of a particular project.

        We cannot predict what environmental legislation, regulation or policy will be enacted or adopted in the future or how future laws and regulations will be administered or interpreted. The recent trend in environmental legislation and regulation, generally, is toward stricter standards, and this trend is likely to continue in the future. This recent trend includes, without limitation, laws and regulations relating to air and water quality, reclamation, waste handling and disposal, the protection of certain species and the preservation of certain lands. These regulations may require the acquisition of permits or other authorizations for certain activities. These laws and regulations may also limit or prohibit activities on certain lands. Compliance with more stringent laws and regulations, as well as potentially more vigorous enforcement policies or stricter interpretation of existing laws, may necessitate significant capital outlays, may materially affect our results of operations and business or may cause material changes or delays our intended activities.

        Our operations may require additional analysis in the future including environmental, cultural and social impact and other related studies. Certain activities require the submission and approval of environmental impact assessments. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. We cannot provide assurance that we will be able to obtain or maintain all necessary permits that may be required to continue our operation or exploration of our properties or, if feasible, to commence development, construction or operation of mining facilities at such properties on terms which enable operations to be conducted at economically justifiable costs. If we are unable to obtain or maintain permits or water rights for development of our properties or otherwise fail to manage adequately future environmental issues, our operations could be materially and adversely affected.

Closure and remediation costs for environmental liabilities may exceed the provisions we have made.

        Natural resource companies are required to close their operations and rehabilitate the lands in accordance with a variety of environmental laws and regulations. Estimates of the total ultimate closure and rehabilitation costs for uranium operations are significant and based principally on current legal and regulatory requirements and closure plans that may change materially. Any underestimated or unanticipated rehabilitation costs could materially affect our financial position, results of operations and cash flows. Environmental liabilities are accrued when they become known, are probable and can be reasonably estimated. Whenever a previously unrecognized remediation liability becomes known, or a previously estimated reclamation cost is increased, the amount of that liability and additional cost will be recorded at that time and could materially reduce our consolidated net income in the related period.

        The laws and regulations governing closure and remediation in a particular jurisdiction are subject to review at any time and may be amended to impose additional requirements and conditions which may cause our provisions for environmental liabilities to be underestimated and could materially affect our financial position or results of operations.

Because mineral exploration and development activities are inherently risky, we may be exposed to environmental liabilities and other dangers. If we are unable to maintain adequate insurance, or liabilities exceed the limits of our insurance policies, we may be unable to continue operations.

        The business of mineral exploration and extraction involves a high degree of risk. Few properties that are explored are ultimately developed into production. Unusual or unexpected formations, formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are other risks involved in extraction operations and the conduct of exploration programs. Previous mining operations may have caused environmental damage at certain of our properties. It may be difficult or impossible to assess the extent to which such damage was caused by us or by the activities of previous operators, in which case, any indemnities and exemptions from liability may be ineffective. If any of our properties are found to have commercial quantities of uranium, we would be subject to additional risks respecting any development and production activities.

        Although we carry liability insurance with respect to our mineral exploration operations, we may become subject to liability for damage to life and property, environmental damage, cave-ins or hazards against which we cannot insure or against which we may elect not to insure because of cost or other business reasons. In addition, the insurance industry is undergoing change and premiums are being increased. If we are unable to procure adequate insurance because of cost, unavailability or otherwise, we might be forced to cease operations.

Reserve and other mineralized material calculations are estimates only, and are subject to uncertainty due to factors including the price of uranium, inherent variability of the ore and recoverability of uranium in the recovery process.

        The calculation of reserves, other mineralized material tons and grades are estimates and depend upon geological interpretation and geostatistical relationships or assumptions drawn from drilling and sampling analysis, which may prove to be unpredictable. There is a degree of uncertainty attributable to the calculation of reserves and mineralized material and their corresponding grades. Until reserves and other mineralized materials are actually mined and processed, the quantity of ore and grades must be considered as an estimate only. In addition, the quantity of reserves and other mineralized materials may vary depending on the price of uranium. Any material change in the quantity of reserves, other mineralized materials, mineralization or grade may affect the economic viability of our properties.

Our inability to obtain financial surety would threaten our ability to continue in business.

        Future financial surety requirements to comply with federal and state environmental and remediation requirements and to secure necessary licenses and approvals will increase significantly as future development and production occurs at certain of our sites in Texas and New Mexico. The amount of the financial surety for each producing property is subject to annual review and revision by regulators. We expect that the issuer of the financial surety instruments will require us to provide cash collateral for a significant amount of the face amount of the bond to secure the obligation. In the event we are not able to raise, secure or generate sufficient funds necessary to satisfy these requirements, we will be unable to develop our sites and bring them into production, which inability will have a material adverse impact on our business and may negatively affect our ability to continue to operate.

Competition from better-capitalized companies affects prices and our ability to acquire both properties and personnel.

        There is global competition for uranium properties, capital, customers and the employment and retention of qualified personnel. In the production and marketing of uranium, there are a number of producing entities, some of which are government controlled and all of which are significantly larger and better capitalized than we are. Many of these organizations also have substantially greater financial, technical, manufacturing and distribution resources than we have.

        Our future uranium production will also compete with uranium recovered from the de-enrichment of highly enriched uranium obtained from the dismantlement of United States and Russian nuclear weapons and imports to the United States of uranium from the former Soviet Union and from the sale of uranium inventory held by the United States Department of Energy. In addition, there are numerous entities in the market that compete with us for properties and are attempting to become licensed to operate ISR and/or underground mining facilities. If we are unable to successfully compete for properties, capital, customers or employees or with alternative uranium sources, it could have a materially adverse effect on our results of operations.

Because we have limited capital, inherent mining risks pose a significant threat to us compared with our larger competitors.

        Because we have limited capital we may be unable to withstand significant losses that can result from inherent risks associated with mining, including environmental hazards, industrial accidents, flooding, earthquake, interruptions due to weather conditions and other acts of nature which larger competitors could withstand. Such risks could result in damage to or destruction of our infrastructure and production facilities, as well as to adjacent properties, personal injury, environmental damage and processing and production delays, causing monetary losses and possible legal liability. Our business could be harmed if we lose the services of our key personnel.

        Our business and mineral exploration programs depend upon our ability to employ the services of geologists, engineers and other experts. In operating our business and in order to continue our programs, we compete for the services of professionals with other mineral exploration companies and businesses. In addition, several entities have expressed an interest in hiring certain of our employees. Our ability to maintain and expand our business and continue our exploration programs may be impaired if we are unable to continue to employ or engage those parties currently providing services and expertise to us or identify and engage other qualified personnel to do so in their place. To retain key employees, we may face increased compensation costs, including potential new stock incentive grants and there can be no assurance that the incentive measures we implement will be successful in helping us retain our key personnel.

Risks Relating to the Transaction

Risks Related to the Offering and our Common Stock

The availability for sale of a large amount of shares may depress the market price of URI's common stock.

        As of November 16, 2015, approximately 51.5 million shares of our common stock were outstanding, all of which, except for the shares owned by RCF, are freely transferable. As of November 16, 2015, there were 158,248 shares issuable upon the exercise of outstanding options issued under our equity incentive plans, 7,003,314 shares issuable upon the exercise of options issued to former Anatolia Energy option holders in connection with the Transaction, 769,258 shares issuable upon the exercise of performance shares issued to former Anatolia Energy performance shareholders in connection with the Transaction, 392,426 shares issuable upon the vesting of outstanding restricted stock units, 2,200,000 shares underlying warrants issued in connection with our March 2015 registered direct offering, and 3,076,923 shares issuable upon the conversion of amounts outstanding under the RCF loan agreement.

        The availability for sale of a large amount of shares by any one or several stockholders may depress the market price of our common stock and impair our ability to raise additional capital through the public sale of our common stock. We have has no arrangement with any of the holders of the foregoing shares to address the possible effect on the price of our common stock of the sale by them of their shares.

Terms of subsequent financings may adversely impact our stockholders.

        In order to finance our future production plans and working capital needs, we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, stockholders' rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. We currently have no authorized preferred stock. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted.

Shareholders could be diluted if we were to use common stock to raise capital.

        We may need to seek additional capital to carry our business plan. This financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. Any issuance of additional shares of our common stock could be dilutive to existing stockholders and could adversely affect the market price of our common stock.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

        We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company.

USE OF PROCEEDS

        We may issue and sell shares of our common stock having aggregate sales proceeds of up to $6,018,960 from time to time. We estimate that the net proceeds from the sale of the shares of common stock that we are offering may be up to approximately $5.9 million, after deducting commissions and estimated offering expenses payable by us.

        We intend to use the net proceeds from this offering for general corporate purposes, which may include technical studies, restoration commitments, capital expenditures and working capital. Our management will retain broad discretion over the use of proceeds, and we may ultimately use the proceeds for different purposes than what we currently intend. Until we use the proceeds for any purpose, we expect to invest them in short-term investments.

URI UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION

        The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition of Anatolia Energy by URI in the Transaction. The following unaudited pro forma condensed consolidated financial statements are derived from the historical consolidated financial statements of URI and Anatolia, and have been adjusted to reflect the Transaction. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 gives effect to the Transaction as if it had occurred on June 30, 2015. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2015 and for the year ended December 31, 2014 both give effect to the Transaction as if it had occurred on January 1, 2014. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not necessarily reflect the results of operations or the financial position of URI that actually would have resulted had the Transaction occurred at the dates indicated, or project the results of operations or financial position of URI for any future date or period.

        The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of URI and Anatolia including the notes thereto, which are incorporated herein by reference.

        Anatolia's historical consolidated financial statements were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS"), which differ in certain respects from the accounting principles generally accepted in the United States of America ("U.S. GAAP"). Adjustments were made to Anatolia's financial statements to convert those from IFRS to U.S. GAAP as well as reclassifications to conform Anatolia's historical accounting presentation to URI's accounting presentation. Adjustments were also made to translate Anatolia's financial statements from Australian dollars to U.S. dollars based on applicable historical exchange rates, which may differ from future exchange rates. These adjustments reflect URI's best estimates based upon the information available as of November 9, 2015 and are preliminary and subject to change once more detailed information is obtained.

        The Transaction will be accounted for as a business combination using the acquisition method of accounting in conformity with U.S. GAAP. Under this method, the assets acquired and liabilities assumed have been recorded based on preliminary estimates of fair value. The actual fair values will be determined following the consummation of the Transaction and may vary from these preliminary estimates.

        The pro forma adjustments are based upon the best available information and certain assumptions that URI believes to be reasonable. Further, these adjustments could materially change as both the determination of the purchase price and the allocation of the purchase price for Anatolia has not been finalized. Accordingly, there can be no assurance that the final allocation of the purchase price will not differ from the preliminary allocation reflected in the unaudited pro forma condensed consolidated financial statements.

URANIUM RESOURCES, INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheets as at June 30, 2015
(Expressed in thousands of dollars)

	Uranium Resources Inc.	Anatolia Energy Ltd. (under IFRS)	Note	U.S. GAAP adjustments	Anatolia Energy Ltd. (under U.S. GAAP)	Note	Pro Forma Adjustments	Pro Forma Consolidated Uranium Resources, Inc.
ASSETS		5(a)
Current Assets:
Cash and cash equivalents	$4,485	$1,587		—	$1,587	5(g)	$2,500	$8,572
Short-term notes receivable	780	—		—	—	5(f)	(780)	—
Prepaid and other current assets	766	69		—	69	5(g)	293	1,128

Total Current Assets	6,031	1,656		—	1,656		2,013	9,700
Property, plant and equipment, at cost:
Property, plant and equipment	98,415	17,614	4(a)	(11,996)	5,618	5(b)	13,128	119,284
						5(g)	2,123
Less accumulated depreciation and impairment	(65,841)	(134)		—	(134)		—	(65,975)

Net property, plant and equipment	32,574	17,480		(11,996)	5,484		15,251	53,309
Restricted cash	3,941	—		—	—		—	3,941
Other long-term receivables	—	603		—	603		—	603

Total Assets	$42,546	$19,739		$(11,996)	$7,743		$17,264	$67,553

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$799	$490		—	$490		$—	$1,289
Accrued liabilities	1,863	746	4(b)	23	769	5(b)	1,286	5,364
						5(c)	2,215
						5(f)	(769)
Current portion of asset retirement obligations	144	—		—	—		—	144

Total Current Liabilities	2,806	1,236		23	1,259		2,732	6,797
Asset retirement obligations, net of current portion	4,189	—		—	—		—	4,189
Convertible loan net of discount—related party	5,244	—		—	—		—	5,244
Other long-term liabilities and deferred credits	950	—		—	—		—	950

Total Liabilities	13,189	1,236		23	1,259		2,732	17,180
Commitments and Contingencies
Stockholders' Equity:
Common stock	30	—		—	—	5(d)	21	51
Paid-in capital	240,052	50,128	4(b)	(23)	50,105	5(d)	18,328	258,380
						5(e)	(50,105)
Accumulated other comprehensive income	—	945	4(c)	(945)	—		—	—
Accumulated deficit	(210,467)	(32,615)	4(a),4(c)	(11,051)	(43,666)	5(e)	43,666	(207,800)
						5(c)	(2,249)
						5(g)	4,916
Less: Treasury stock, at cost	(258)	—		—	—		—	(258)
Non-controlling interest	—	45		—	45	5(e)	(45)	—

Total Stockholders' Equity	29,357	18,503		(12,019)	6,484		14,532	50,373

Total Liabilities and Stockholders' Equity	$42,546	$19,739		$(11,996)	$7,743		$17,264	$67,553

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

URANIUM RESOURCES, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations as for the six months ending June 30, 2015
(Expressed in thousands of dollars, except share and per share amount)

	Uranium Resources Inc.	Anatolia Energy Ltd. (under IFRS)	Note	U.S. GAAP adjustments	Anatolia Energy Ltd. (under U.S. GAAP)	Note	Pro Forma Adjustments	Pro Forma Consolidated Uranium Resources, Inc.
		5(h)
Operating Expenses:
Mineral property expenses	$(2,101)	$—	4(d)	$(1,742)	$(1,742)		$—	$(3,843)
General and administrative	(4,501)	(457)		—	(457)	5(i)	1,037	(3,921)
Accretion of asset retirement obligations	(225)	—		—	—		—	(225)
Depreciation and amortization	(169)	(25)		—	(25)		—	(194)
Impairment of mineral property	—	(20)	4(e)	9	(11)		—	(11)

Total operating expenses	$(6,996)	$(502)		$(1,733)	$(2,235)		$1,037	$(8,194)
Non-Operating Income/(Expenses):
Interest income/(expense)	$(1,330)	$34		$—	$34		$—	$(1,296)
Foreign currency exchange gain/(loss)	—	—	4(f)	169	169		—	169
Other income/(expense), net	13	(345)		—	(345)		—	(332)

Total other expense	$(1,317)	$(311)		$169	$(142)		$—	$(1,459)
Net Loss	$(8,313)	$(813)		$(1,564)	$(2,377)		$1,037	$(9,653)

Other Comprehensive Income
Exchange differences on translating foreign operations	—	169	4(f)	(169)	—		—	—

Comprehensive Loss for the Period	$—	$(644)		$644	$—		$—	$—

Basic and diluted loss per share	$(0.15)							$(0.19)
Weighted average shares outstanding	28,183,619					6		49,786,743

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

URANIUM RESOURCES, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations as for the year ending December 31, 2014
(Expressed in thousands of dollars, except share and per share amount)

	Uranium Resources Inc.	Anatolia Energy Ltd. (under IFRS)	Note	U.S. GAAP adjustments	Anatolia Energy Ltd. (under U.S. GAAP)	Note	Pro Forma Adjustments	Pro Forma Consolidated Uranium Resources, Inc.
		5(h)
Operating Expenses:
Mineral property expenses	$(3,502)	$—	4(d)	$(3,516)	$(3,516)		$—	$(7,018)
General and administrative	(9,132)	(1,747)		—	(1,747)		—	(10,879)
Accretion of asset retirement obligations	(425)	—		—	—		—	(425)
Depreciation and amortization	(331)	(26)		—	(26)		—	(357)
Impairment of mineral property	(160)	(257)	4(e)	257	—		—	(160)

Total operating expenses	$(13,550)	$(2,030)		$(3,259)	$(5,289)		$—	$(18,839)
Non-Operating Income/(Expenses):
Gain on derivatives	$2,919	$—		$—	$—		$—	$2,919
Interest income/(expense)	(2,368)	64		—	64		—	(2,304)
Foreign currency exchange gain/(loss)	—	(134)	4(f)	450	316		—	316
Gain on nonmonetary exchange of assets	2,313	—		—	—		—	2,313
Other income/(expense), net	2	(9)		—	(9)		—	(7)

Total other expense	$2,866	$(79)		$450	$372		$—	$3,238
Net Loss	$(10,684)	$(2,109)		$(2,808)	$(4,917)		$—	$(15,601)

Other Comprehensive Income
Exchange differences on translating foreign operations	—	450	4(f)	(450)	—		—	—

Comprehensive Loss for the Period	$—	$(1,659)		$1,402	$—		$—	$—

Basic and diluted loss per share	$(0.44)					6		$(0.34)
Weighted average shares outstanding	24,282,519							45,885,643

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Basis of Presentation

        The unaudited pro forma condensed consolidated financial statements have been prepared in connection with the acquisition of Anatolia by URI. The unaudited pro forma condensed consolidated financial statements have been prepared for illustrative purposes only and give effect to the Transaction pursuant to the assumptions described in Notes 3, 4 and 5 to these unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet as at June 30, 2015 gives effect to the proposed Transaction by URI as if it had occurred on June 30, 2015. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2014 and for the six months ended June 30, 2015 gives effect to the Transaction as if had occurred on January 1, 2014. Additionally, URI's unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 gives effect to URI's divestiture of its Roca Honda Assets which closed on July 30, 2015 subsequent to June 30, 2015. Anatolia's financial statements are prepared under IFRS and have been conformed to U.S. GAAP for inclusion in these unaudited pro forma condensed consolidated financial statements. These adjustments are discussed in Note 4.

        The historical financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to events that are (1) directly attributable to the pro forma events, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed consolidated statement of operations, expected to have a continuing impact on the combined company. The unaudited pro forma condensed consolidated statements of operations do not reflect any nonrecurring charges directly related to the pro forma events incurred upon the closing of the Transaction. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the operating results or financial condition that would have been achieved if the proposed Transaction had been completed on the dates or for the periods presented, nor do they purport to project the results of operations or financial position of the consolidated entities for any future period or as of any future date.

        The unaudited pro forma condensed consolidated financial statements do not reflect any cost savings, operating synergies or efficiencies that the combined company may achieve as a result of the Transaction or for liabilities resulting from integration planning, except for certain severance costs related to management and directors of Anatolia. However, liabilities ultimately may be recorded for severance, relocation or retention costs in subsequent periods related to employees of both companies or other costs associated with exiting or transferring activities between the companies. The ultimate recognition of such costs and liabilities would affect amounts in the unaudited pro forma condensed consolidated financial statements, and such costs and liabilities could be material.

        The pro forma adjustments and allocations of the purchase price of Anatolia are based on preliminary estimates of the fair value of the consideration paid and the fair value of the assets acquired and liabilities to be assumed. Because the unaudited pro forma condensed consolidated financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. URI expects to finalize its allocation of the purchase consideration as soon after completion of the Transaction as practicable.

        The unaudited pro forma condensed consolidated balance sheets and the unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the historical financial statements of URI and Anatolia, including the notes thereto. Certain of Anatolia's assets, liabilities, income and expenses have been reclassified to conform to URI's consolidated financial statement presentation.

2. Significant Accounting Policies

        The accounting policies used in preparing the unaudited pro forma condensed consolidated financial statements are set out in URI's Annual Report on Form 10-K for the year ended December 31, 2014. The Company has adjusted Anatolia's financial statements to conform to U.S. GAAP and URI's accounting policies and these adjustments are discussed in Note 4. Additional accounting differences may be identified after consummation of the proposed Transaction.

3. Description of the Transactions

Acquisition of Anatolia Energy Ltd.

        On June 3, 2015, URI entered into the Transaction Agreement with Anatolia pursuant to which URI agreed to acquire all of the issued and outstanding shares of common stock of Anatolia. Under the terms of the Transaction Agreement, shareholders of Anatolia will receive 0.06579 common shares of URI for each ordinary share of Anatolia held. Each outstanding Anatolia performance share, listed option or unlisted option will automatically be converted into a performance share, listed option or unlisted option (as applicable) to acquire common shares of URI, on the same terms and conditions as were applicable to the performance share or option (as applicable) prior to the Transaction, except that the number of shares subject to the performance share or options and the exercise price of the performance share or options will be adjusted based on the fair value of the performance shares and options prior to the completion of the Transaction, as to preserve the economic value of such performance shares or options. Based on the outstanding shares of URI and Anatolia as at June 30, 2015, URI's shareholders will own approximately 59% of the shares of URI upon completion of the transaction and Anatolia shareholders will own approximately 41% of the common shares of URI.

        The obligations of URI and Anatolia to consummate the Transaction are subject to satisfactory completion of various conditions.

        The cost of the Transaction will include the fair value of the issuance of 20,516,696 URI common shares of $16.2 million (based on the November 2, 2015 closing price of $0.79 for URI's shares), and the issuance of 769,258 replacement performance shares and 6,973,314 replacement listed and unlisted options with a fair value of $2.1 million. In addition, URI estimates transaction costs of $3.1 million of which $0.9 million were incurred though June 30, 2015 and Anatolia transaction costs of $1.4 million, of which $0.1 million were incurred though June 30, 2015. These costs are not reflected in the unaudited pro forma condensed consolidated statement of operations as they are nonrecurring.

        The Transaction will be accounted for as a business combination under U.S. GAAP. For the purposes of the unaudited pro forma condensed consolidated balance sheet, the value of the share consideration has been based on the closing price of URI's shares on November 2, 2015 (the effective date of presentation of the Transaction for purposes of the unaudited pro forma condensed consolidated balance sheet). URI will value the share consideration component based on the closing price of URI's shares on the date the Transaction closes, which may result in an increase or decrease in the consideration for accounting purposes. For every $0.01 change in share price of the URI, the purchase price will change by $0.2 million.

        The allocation of the purchase price is based upon management of URI's preliminary estimates and certain assumptions with respect to the fair value associated with the assets and the liabilities to be acquired. The actual fair values of the assets and liabilities may differ materially from the amounts disclosed below in the assumed pro forma purchase price allocation as further analysis is completed. Consequently, the actual allocation of the purchase price is likely to result in different adjustments than those in the unaudited pro forma condensed consolidated financial statements.

        The preliminary allocation of fair value assumed in these unaudited pro forma condensed consolidated financial statements is as of June 30, 2015, subject to change and is summarized as follows:

Fair value of consideration:
Issuance of 20,516,696 shares of common stock of URI(1)	$16,208
Issuance of 6,973,314 listed and unlisted options(2)	2,141

Total consideration	$18,349

Fair value of assets acquired and liabilities assumed:
Cash and cash equivalents	$1,587
Prepaid and other current assets	69
Property, plant and equipment	18,612
Long-term receivables	603
Accounts payable	(490)
Accrued liabilities and other	(2,032)

Amount attributable to assets acquired	$18,349

(1)
20,516,696 shares of URI common stock at $0.79 per share (closing price as of November 2, 2015)

(2)
The following weighted-average assumptions were used for the Black-Scholes option pricing model to calculate the $2.1 million fair value of the 6,973,314 listed and unlisted options to be issued in connection with the transaction:

Expected volatility	90%
Risk-free interest rate	0.29 - 1.75%
Expected life	1.24 - 4.54 years
Dividend yield	N/A

Purchase and Exchange Agreement with Energy Fuels

        On June 26, 2015, URI and certain of its subsidiaries entered into a Purchase and Exchange Agreement (the "Purchase and Exchange Agreement") with Energy Fuels Inc. and a subsidiary of Energy Fuels Inc. (collectively, "Energy Fuels"), pursuant to which subsidiaries of URI will transfer ownership of URI's Roca Honda Project, including mineral fee lands and unpatented lode mining claims in Sections 8 and 17 of Township 13 North, Range 8 West, covering approximately 1,240 acres, and 3,382 acres of leased claims, to Energy Fuels. In exchange, Energy Fuels will deliver to URI or its subsidiaries (i) $2.5 million in cash, (ii) $375,000 value in Energy Fuels Inc.'s shares, based on the volume weighted average price of Energy Fuels' stock on the NYSE MKT stock exchange for the 20 trading days ending on May 26, 2015 and subject to a four-month hold period from the date of closing, (iii) Energy Fuels' 4% gross royalty covering 5,640 acres on seven mineral leases in the State of Wyoming at the Kendrick and Barber areas of the Lance uranium in-situ recovery project, which is currently under construction by Peninsula Energy Limited, and (iv) unpatented lode mining claims covering 640 acres in Section 4 of Township 16 North, Range 18 West, located near Churchrock, New Mexico, which are contiguous. with URI's Churchrock Project, as well as claims in Section 34 and leases from the State of New Mexico in Sections 32 and 36, all situated in Township 17 North, Range 16 West.

        A subsidiary of URI will also retain a 4% royalty on Section 17 of the Roca Honda project. The royalty can be repurchased by Energy Fuels upon payment to the URI subsidiary of $5.0 million cash at any time at Energy Fuel's sole discretion prior to the date on which the first royalty payment becomes due.

        The divestiture of the Roca Honda Assets will be accounted for as a fixed asset disposal and the non-cash consideration received from Energy Fuels Inc. will be recorded at fair value. The fair value assumed in these unaudited pro forma condensed consolidated financial statements is as of the date of closing, July 31, 2015, and is as follows:

(in thousands)	Fair Value
Cash	$2,500
Energy Fuels Inc. common stock	293
Churchrock properties	2,123
Lance Royalty	—

$4,916

        The fair value of the common stock received was determined using the value of the shares received based on the closing share price of Energy Fuels Inc. common stock on the date of which the common stock was received. The fair value of the unpatented lode mining claims and mineral leases was determined based upon the per pound value of similar transactions involving unproved uranium assets within the last four years. URI determined that the Lance Royalty had de minimis value and therefore recorded a fair value of nil.

4. International Financial Reporting Standards

Differences between U.S. GAAP and IFRS

        URI's management reviewed the historic accounting records and financial statements of Anatolia for the periods presented and identified the material differences between IFRS and U.S. GAAP. URI's accounting policies are set out in URI's Annual Report on Form 10-K for the year ended December 31, 2014

        To conform to U.S. GAAP the following adjustments were made:

  (a)
  Adjustment to property, plant and equipment to expense capital costs from inception to June 30, 2015 related to exploration and evaluation of mineral properties including property holding costs not attributable to the purchase of mineral assets that were previously capitalized under IFRS of $12.0 million, in accordance with U.S. GAAP.

  (b)
  Adjustment to accrued liabilities and paid-in capital of $23,000 to reclassify the value of the conversion feature of the convertible loan outstanding between URI and Anatolia from paid-in capital to accrued liabilities. Under IFRS, convertible debt instruments are required to be separated into debt and equity components. Under U.S. GAAP, bifurcation only occurs if the convertible debt instrument contains a beneficial conversion feature or a below market interest rate. As at the date of the execution of the loan agreement and upon advancement of funds the market price of Anatolia's common stock was equal to the conversion rate under the loan agreement and therefore no beneficial conversion feature existed.

  (c)
  Adjustment to accumulated other comprehensive income to expense the cumulative foreign translation reserve from inception to June 30, 2015 related to the translation of Anatolia's foreign entity's financial statements into Anatolia's reporting currency of $0.9 million, in accordance with U.S. GAAP. Under U.S. GAAP, the functional currency of Anatolia's Turkish entity was determined to be the Australian dollar.

  (d)
  Adjustment to mineral property expense of $1.7 million and $3.5 million for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively, to expense exploration and evaluation costs which were previously capitalized under IFRS.

  (e)
  Adjustment to mineral property impairment expense of $9,000 and $257,000 for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively, to reverse the impairment charge taken under IFRS as these amounts would have been expensed as incurred in accordance with U.S. GAAP.

  (f)
  Adjustment to foreign exchange gain and other comprehensive income of $0.2 million and $0.5 million for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively, to reclassify as current expense the foreign translation adjustments which were previously included as other comprehensive income under IFRS. Under U.S. GAAP, the functional currency of Anatolia's Turkish entity was determined to be the Australian dollar.

5. Pro Forma Assumptions and Adjustments

        The unaudited pro forma condensed consolidated financial statements reflect the following adjustments to give effect to the Transaction as described in Note 3:

  (a)
  Represents Anatolia's audited historical balance sheet as of June 30, 2015 under IFRS. The information for Anatolia and the pro forma adjustments were originally denominated in Australian dollars and have been converted to U.S. dollars based on the period end rate of U.S.$1.00—A$0.7687.

  (b)
  To recognize the preliminary estimated fair value of Anatolia's assets acquired and liabilities assumed in the Transaction. The adjustment includes the assumption that the allocation of the estimated difference between consideration and the net fair value of assets acquired and liabilities assumed will be recorded to the mineral licenses with no amount allocated to goodwill. This allocation is preliminary and is subject to change due to several factors including (i) detailed valuations of assets and liabilities which have not been completed as of the date of this proxy statement; and (ii) subsequent changes in the fair values of Anatolia's assets and liabilities up to the closing date of the merger.

    The allocation of the estimated fair value of consideration transferred (based on the closing price of URI's common stock as of November 2, 2015) to the estimated fair value of the assets acquired and liabilities assumed resulted in the following purchase price allocation adjustments:

    (i)
    an increase in property, plant and equipment of $13.1 million to reflect the mineral licenses at fair value.

    (ii)
    an increase in accrued liabilities of $1.3 million which includes: (i) $0.3 million for severance payable to certain of Anatolia's executives who have employment agreements with Anatolia that contain automatic change in control provisions; and (ii) $1.0 million for estimated transaction costs and expenses incurred by Anatolia related to the Transaction Agreement. The impact of these severance payments and bonuses was not included in the unaudited pro forma condensed consolidated statements of operations due to their nonrecurring nature.

  (c)
  To reflect an adjustment of $2.2 million for URI's estimated costs and expenses of the transaction from July 1, 2015 to the close of the transaction. The impact of the estimated costs and expenses of the Transaction was not included in the unaudited pro forma condensed consolidated statements of operations due to their nonrecurring nature. Through June 30,

    2015, URI incurred transaction costs of $0.9 million and Anatolia had incurred transaction costs of $0.1 million (see Note 5(i)).

  (d)
  To reflect the estimated increase in URI's common stock and additional paid-in capital resulting from the issuance of URI shares and options to Anatolia shareholders to effect the arrangement as follows (in thousands, except per share amounts):

URI common stock to be issued	20,516,696
Price per share of URI's common stock on November 2, 2015	$0.79

Fair value of common stock to be issued	$16,208
Fair value of Anatolia's options to be exchanged for URI options	2,141

Total fair value of URI equity to be issued	$18,349
Increase in URI's common stock ($0.001 par value per share)	$21
Increase in URI's additional paid-in capital	$18,328
  (e)
  To reflect the elimination of the historical equity balances of Anatolia in accordance with the acquisition method of accounting;

  (f)
  To reflect the elimination of the loan between URI and Anatolia as an intercompany transaction;

  (g)
  To reflect the preliminary estimated fair value of the consideration to be received upon closing of the sale of the Roca Honda assets. The corresponding gain of $4.9 million was not included in the unaudited pro forma condensed consolidated statements of operations as this nonrecurring item is directly attributable to the sale of the Roca Honda assets;

  (h)
  The financial information for Anatolia contained within the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 is derived from the historical audited consolidated financial statements under IFRS adjusted for the following to derive a comparable reporting period with URI:

  (i)
  Information for the six-month period ended December 31, 2014 is included in the pro forma financial information for Anatolia; and

  (ii)
  Information for the six-month period ended December 31, 2013 has not been included in the pro forma financial information for Anatolia

    The information for Anatolia and the pro forma adjustments were originally denominated in Australian dollars and have been converted to U.S. dollars based on the average exchange rate of U.S.$1.00 = A$0.7820 for the six months ending June 30, 2015 and on the average exchange rate of U.S.$1.00 = A$0.9032 for the year ending December 31, 2014.

  (i)
  An adjustment of $1.0 million to general and administrative expenses for transaction related costs incurred in the six months ended June 30, 2015 as they are non-recurring.

6. Pro Forma Shares Outstanding

        The average number of shares used in the computation of pro forma basic and diluted loss per share has been determined as follows:

	Six months ended June 30, 2015	Year ended December 31, 2014
Weighted average shares outstanding of URI	28,183,619	24,282,519
Shares issued to acquire Anatolia	20,516,696	20,516,696
Shares issued to settle transaction costs	1,086,428	1,086,428

Pro forma weighted average shares of URI	49,786,743	45,885,643

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

        Our common stock is traded on the NASDAQ Capital Market under the symbol "URRE" and the ASX under the symbol "URI." The last reported sale price of our common stock on November 16, 2015 on the NASDAQ Capital Market was $0.74 per share. The following table sets forth the high and low sale prices for our common stock for the periods indicated as reported on the NASDAQ Capital Market.

	High	Low
Year Ended December 31, 2013:
First Quarter	$5.99	$2.55
Second Quarter	$3.07	$1.75
Third Quarter	$5.53	$2.43
Fourth Quarter	$3.55	$2.21
Year Ended December 31, 2014:
First Quarter	$4.05	$2.58
Second Quarter	$3.10	$2.33
Third Quarter	$3.15	$2.43
Fourth Quarter	$2.67	$1.22
Year Ended December 31, 2015:
First Quarter	$1.98	$1.30
Second Quarter	$1.60	$0.92
Third Quarter	$1.34	$0.68
Fourth Quarter (through November 16, 2015)	$0.85	$0.71

        Following the close of trading on January 22, 2013, the Company effected a one-for-ten reverse stock split of its issued and outstanding common stock. The common stock commenced trading on the NASDAQ Capital Market on a split-adjusted basis upon the open of trading on January 23, 2013. The high and low sale prices for our common stock presented in the foregoing table give effect to the reverse stock split.

        We have never declared or paid any cash dividend on our common stock, nor do we currently intend to pay any cash dividend on our common stock in the foreseeable future. We expect to retain our earnings, if any, for the growth and development of our business.

 PLAN OF DISTRIBUTION

        We have entered into a sales agreement with BTIG, under which we may issue and sell our common stock having an aggregate offering price of up to $15.0 million from time to time through BTIG, acting as our sales agent. A copy of the sales agreement has been filed with the SEC as Exhibit 1.1 to our Current Report on Form 8-K dated October 28, 2011. As of the date of this prospectus supplement, we have sold approximately $8,981,040 of shares of common stock pursuant to the sales agreement.

        The actual dollar amount and number of shares of common stock we sell pursuant to the sales agreement will be dependent on, among other things, market conditions and our fundraising requirements. The sales of our common stock, if any, under the sales agreement may be made by any method permitted by law deemed to be an "at the market offering" as defined in Rule 415 under the Securities Act, including sales made directly on The NASDAQ Capital Market, on any other existing trading market for our common stock or to or through a market maker. With our consent, BTIG may also sell our common stock by any other method permitted by law, including in privately negotiated transactions.

        Each time that we wish to issue and sell shares of our common stock under the sales agreement, we will provide BTIG with a placement notice describing the amount of shares to be sold or the gross proceeds to be raised in a given time period, the time period during which sales are requested to be made, any limitation on the amount of shares of common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, BTIG, as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of NASDAQ, to sell shares of our common stock under the terms and subject to the conditions of the placement notice and the sales agreement. We or BTIG may suspend the offering of common stock pursuant to a placement notice upon proper notice and subject to other conditions. BTIG, in its sole discretion, may decline to accept any placement notice. During the term of the sales agreement, BTIG will not engage in any market making, bidding, stabilization or other trading activity with regard to our common stock if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act.

        BTIG will provide written confirmation to us no later than the opening of the trading day on the NASDAQ Capital Market following the trading day on which shares of our common stock are sold through BTIG under the sales agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to us and the commissions payable by us to BTIG in connection with the sales.

        We will pay BTIG commissions for its services in acting as agent in the sale of our common stock pursuant to the sales agreement. BTIG will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of our common stock pursuant to the sales agreement. Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. We estimate that the total expenses for this offering, excluding compensation payable to BTIG and certain expenses reimbursable to BTIG under the terms of the sales agreement, will be approximately $20,000.

        Settlement for sales of common stock will occur on the third trading day following the date on which any sales are made (or on such other date as is industry practice for regular-way trading), unless otherwise specified in the applicable placement notice, in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and BTIG may agree upon.

        In connection with the sale of the common stock on our behalf, BTIG may, and will with respect to sales effected in an "at the market offering," be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation of BTIG may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to BTIG against certain civil liabilities, including liabilities under the Securities Act. We also have reimbursed BTIG for its reasonable out-of-pocket expenses, including the fees and disbursements of counsel to BTIG, incurred in connection with the offering, in the amount of $20,000.

        The offering pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the agreement and (ii) termination of the sales agreement as permitted therein. We may terminate the sales agreement in our sole discretion at any time by giving five days' prior notice to BTIG. BTIG may terminate the sales agreement under the circumstances specified in the sales agreement and in its sole discretion at any time by giving five days' prior notice to us.

        BTIG has no relationship with us other than engaging in market making activities involving our common stock and its current role as sales agent for our offering of common stock pursuant to the sales agreement described above. To the extent required by Regulation M, BTIG will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement. BTIG and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

 LEGAL MATTERS

        The validity of the common stock offered hereby has been passed upon for us by Hogan Lovells US LLP, Denver, Colorado. Greenberg Traurig, LLP, New York, New York, is acting as counsel for BTIG in connection with certain legal matters related to this offering.

EXPERTS

        The consolidated financial statements of Uranium Resources, Inc. for the fiscal years ended December 31, 2014 and December 31, 2013 incorporated by reference herein have been audited by Hein & Associates LLP, independent registered public accounting firm, as set forth in their report, incorporated by reference herein, and are incorporated by reference in reliance upon that report given on the authority of Hein & Associates LLP as experts in accounting and auditing.

        The information regarding our uranium mineralized materials in New Mexico incorporated by reference in this prospectus supplement is included in reliance on the report submitted by Behre Dolbear & Company (USA), Inc., an independent private mining consulting firm, and has been included herein in reliance on the authority of such firm as experts in geology and engineering.

        The information related to our properties that constitute the Cibola Project, Ambrosia Lake Project and Edgemont Project including non-reserved mineralized material incorporated by reference in this prospectus supplement is included in reliance on the following independent technical reports, each of which were completed by Broad Oak Associates, an independent engineer: (i) the Technical Report on the Uranium Resources at The Ambrosia Lake Uranium Project, McKinley County, New Mexico, USA, dated January 18, 2011; (ii) the Technical Report on the Uranium Resources at The Cibola Project, Cibola, McKinley and Sandoval Counties, New Mexico, USA, dated January 14, 2011; and (iii) the Technical Report on the Uranium Resources on The Edgemont Uranium Project, Fall River County, South Dakota, USA, dated January 18, 2011, and has been incorporated by reference herein in reliance on the authority of such firm as experts in geology and engineering.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, District of Columbia 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information filed by us with the SEC are also available at our website. The address of the Company's website is www.uraniumresources.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate information into this prospectus supplement "by reference," which means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement. These documents contain important information about the Company and its financial condition, business and results.

        We are incorporating by reference the Company's filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file this prospectus supplement and prior to the termination of the offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 19, 2015, as amended by the Form 10-K/A we filed with the SEC on April 30, 2015;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 (filed with the SEC on May 12, 2015), June 30, 2015 (filed with the SEC on August 14, 2015) and September 30, 2015 (filed with the SEC on November 9, 2015);

  •
  our Current Reports on Form 8-K filed with the SEC on March 3, 2015, March 6, 2015, June 3, 2015, June 4, 2015, June 26, 2015, August 6, 2015, August 17, 2015, September 24, 2015, November 9, 2015 and November 13, 2015 (except that any portions thereof which are furnished and not filed shall not be deemed incorporated); and

  •
  The description of our common stock contained in our Form 8-A filed on April 11, 2007, including any amendments or reports filed for the purpose of updating the description.

        We will provide, without charge, to each person to whom a copy of this prospectus supplement has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in this prospectus supplement, if such person makes a written or oral request directed to:

Uranium Resources, Inc.
6950 South Potomac Street, Suite 300
Centennial, Colorado 80112
Attn: Corporate Secretary
(303) 531-0470

PROSPECTUS

$50,000,000
Common Stock
Debt Securities
Warrants
Units

        We may offer and sell from time to time up to $50,000,000 of any combination of the securities described in this prospectus, in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings. We may also offer common stock upon conversion of debt securities or upon the exercise of warrants.

        We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select, on a continuous or delayed basis. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the securities we are offering and the specific manner in which we will offer the securities. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        Our common stock is listed on the NASDAQ Capital Market under the symbol "URRE." As of June 17, 2014, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $48.3 million, based on 24,754,336 shares of outstanding common stock, of which approximately 6,932,854 shares were held by affiliates, and a price of $2.71 per share, which was the last reported sale price of our common stock on the NASDAQ Capital Market on June 17, 2014. We have sold approximately $12.2 million of securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 1 of this prospectus for factors you should consider before buying our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 30, 2014

        We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus, and we take no responsibility for any other information that others may give you. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

        As permitted by the rules and regulations of the Securities and Exchange Commission (the "SEC"), the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC's website or at the SEC's offices described below under the heading "Where You Can Find More Information." Before investing in our securities, you should read this prospectus and any accompanying prospectus supplement or free writing prospectus, as well as the additional information described under "Where You Can Find More Information" and "Information Incorporated by Reference."

        References to the "Company," "URI," "we," "our" and "us" in this prospectus are to Uranium Resources, Inc. and its consolidated subsidiaries, unless the context otherwise requires. This document includes trade names and trademarks of other companies. All such trade names and trademarks appearing in this document are the property of their respective holders.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under the shelf registration process, we may offer, from time to time, the securities or combinations of the securities described in this prospectus with a total offering price of up to $50,000,000 in one or more offerings at prices and on terms to be determined by market conditions at the time of each offering.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of the offering.

        A prospectus supplement or free writing prospectus may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement or free writing prospectus, you must rely on the information in the prospectus supplement or free writing prospectus. Please carefully read both this prospectus and the related prospectus supplement or free writing prospectus in their entirety together with additional information described under the heading "Where You Can Find More Information" in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement or free writing prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, District of Columbia 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information filed by us with the SEC are also available at our website. The address of the Company's website is www.uraniumresources.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate information into this prospectus "by reference," which means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about the Company and its financial condition, business and results.

        We are incorporating by reference the Company's filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or after the date hereof and prior to the termination of any offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

  •
  the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the "2013 Form 10-K"), filed with the SEC on March 27, 2014;

  •
  those portions of the Company's definitive proxy statement for the 2014 Annual Meeting of Stockholders that are incorporated by reference into the 2013 Form 10-K, filed with the SEC on April 25, 2014;

  •
  the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 9, 2014;

  •
  the Company's Current Reports on Form 8-K filed on February 4, 2014, February 7, 2014, February 12, 2014, March 5, 2014, April 30, 2014, May 8, 2014 and June 6, 2014 (except that any portions thereof which are furnished and not filed shall not be deemed incorporated); and

  •
  the description of our common stock contained in our Form 8-A filed on April 11, 2007, including any amendments or reports filed for the purpose of updating the description.

        We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any and all of the documents referred to herein that are summarized in this prospectus, if such person makes a written or oral request directed to:

Uranium Resources, Inc.
6950 South Potomac Street, Suite 300
Centennial, Colorado 80112
Attn: Jeffrey L. Vigil
(303) 531-0470

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents we have incorporated by reference contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements convey our current expectations or forecasts of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

        Forward-looking statements are generally identifiable by use of the words "estimate," "project," "believe," "intend," "plan," "anticipate," "expect" and similar expressions. These forward-looking statements include management's expectations regarding our liquidity and burn rate, reserves and mineralized uranium material, capital requirements, timing of receipt of mining permits and access rights, production capacity of mining operations for properties in South Texas and New Mexico and planned dates for commencement of production at such properties, and plans for consolidation of the uranium mineral interests in the New Mexico uranium district. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Actual results could differ materially from those in forward-looking statements because of, among other reasons, the factors described below and in the periodic reports that we file with the SEC from time to time, including Forms 10-K, 10-Q and 8-K and any amendments thereto. The forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks.

        Key factors that could cause actual results to be different than expected or anticipated include, but are not limited to:

  •
  the price of uranium;

  •
  the world-wide supply and demand of uranium;

  •
  availability of capital;

  •
  conditions at our mining projects;

  •
  government regulation of the mining industry and the nuclear power industry;

  •
  weather conditions;

  •
  currently pending or new litigation;

  •
  legislation and other actions by the Navajo Nation;

  •
  timely receipt of mining and other permits from regulatory agencies; and

  •
  the risks set forth herein under the caption "Risk Factors."

        In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which are inherently unreliable and speak only as of the date of this prospectus, any accompanying prospectus supplement or free writing prospectus, or any document incorporated by reference in this prospectus. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus might not occur.

ABOUT URANIUM RESOURCES, INC.

        Uranium Resources, Inc. is a uranium exploration, development and production company. We were organized in 1977 to acquire and develop uranium projects in South Texas using the in-situ recovery ("ISR") process. URI has historically produced uranium by ISR methods in the State of Texas where the Company currently has ISR projects and two licensed processing facilities. We also have approximately 206,900 acres of mineral holdings in the State of New Mexico and a Nuclear Regulatory Commission license to produce up to 3.0 million pounds per annum of uranium on certain of our New Mexico projects. The Company acquired these properties over the past 25 years along with an extensive information database of historic drill hole logs and analysis. None of our properties are currently in production.

        Our principal executive offices are located at 6950 South Potomac Street, Suite 300, Centennial, Colorado 80112, and our telephone number is (303) 531-0470. Our website is located at www.uraniumresources.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

        For additional information as to our business, properties and financial condition, please refer to the documents cited in "Where You Can Find More Information" and "Information Incorporated by Reference."

RISK FACTORS

        An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, as well as the risks described under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013 and the other filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which we have incorporated herein by reference. Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks, and the market or trading price of our securities could decline due to any of these risks. In addition, please read "Disclosure Regarding Forward-Looking Statements" in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to Our Business

The Company is not producing uranium at this time. As a result, we currently have no sources of operating cash. If we cannot monetize certain existing Company assets, partner with another company that has cash resources, find other means of generating revenue other than uranium production and/or access additional sources of private or public capital, we may not be able to remain in business.

        As a result of low uranium prices, we ceased production of uranium in 2009. While we have approximately 664,000 pounds of reserves at our South Texas properties, we are not planning to commence production at any of our South Texas properties until we are able to acquire additional reserves or mineralized material and uranium prices recover to levels that will ensure that production, once resumed, is sustainable in the 300,000 to 500,000 pound range per year. Our ability to begin plant construction and wellfield development in New Mexico is subject to availability of financing and activation of our permits and licenses. In addition, we expect that we will need to secure significant capital for the development of our Churchrock project in advance of beginning development activities on the project. We do not have a committed source of financing for the development of our Churchrock project. There can be no assurance that we will be able to obtain financing for this project or our other New Mexico projects. Our inability to develop the New Mexico properties would have a material adverse effect on our future operations.

        Until we begin uranium production, we have no way to generate cash inflows unless we monetize certain Company assets or through financing activities. Our future uranium production, cash flow and income are dependent upon the results of exploration as well as our ability to bring on new, as yet unidentified wellfields and to acquire and develop additional reserves. We can provide no assurance that our properties will be placed into production or that we will be able to continue to find, develop, acquire and finance additional reserves. If we cannot monetize certain existing Company assets, partner with another company that has cash resources, find other means of generating revenue other than uranium production and/or access additional sources of private or public capital, we may not be able to remain in business and holders of our securities may lose their entire investment.

Our ability to function as an operating mining company will be dependent on our ability to mine our properties at a profit sufficient to finance further mining activities and for the acquisition and development of additional properties. The volatility of uranium prices makes long-range planning uncertain and raising capital difficult.

        We have deferred activities for exploration, delineation and development of new wellfields at all of our South Texas projects. This decision limits our ability to be immediately ready to begin production should uranium prices improve suddenly. Our ability to operate on a positive cash flow basis will be dependent on mining sufficient quantities of uranium at a profit sufficient to finance our operations and for the acquisition and development of additional mining properties. Any profit will necessarily be dependent upon, and affected by, the long and short term market prices of uranium, which are subject to significant fluctuation. Uranium prices have been and will continue to be affected by numerous factors beyond our control. These factors include the demand for nuclear power, political and economic conditions in uranium producing and consuming countries, uranium supply from secondary sources and uranium production levels and costs of production. A significant, sustained drop in uranium prices may make it impossible to operate our business at a level that will permit us to cover our fixed costs or to remain in operation.

If we are unable to raise additional capital, our business may fail and holders of our securities may lose their entire investment.

        We had approximately $10.6 million in cash at March 31, 2014 and approximately $11.9 million as of May 6, 2014. On average, the Company expended approximately $1.35 million of cash per month during 2013 and expects to spend $1.0 million per month during the balance of 2014. There can be no assurance that the Company will be able to obtain additional capital after it exhausts its current cash. To the extent that the Company raises additional capital through the sale of equity or convertible debt securities, the issuance of such securities would likely result in substantial dilution to existing stockholders. If the Company borrows money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility.

        If additional capital is not available in sufficient amounts or on a timely basis, the Company will experience liquidity problems, and the Company could face the need to significantly curtail current operations, change our planned business strategies and pursue other remedial measures. Any curtailment of business operations would have a material negative effect on operating results, the value of our outstanding stock is likely to fall, and our business may fail, causing holders of our securities to lose their entire investment.

Restrictions under our secured loan agreement may prevent us from taking actions that we believe would be in the best interest of our business, and defaults under the secured loan agreement may result in Resource Capital Fund V L.P. talking possession and disposing of any collateral.

        Our loan agreement with Resource Capital Fund V L.P. ("RCF") contains certain restrictions on our activities, including covenants that may restrict us from, among other things:

  •
  incurring additional indebtedness;

  •
  incurring expenses outside of our budget without RCF approval;

  •
  paying dividends on, redeeming or repurchasing our capital stock;

  •
  making investments or acquisitions;

  •
  creating liens;

  •
  selling assets;

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  guaranteeing indebtedness; and

  •
  consolidating, merging or transferring all or substantially all of our assets.

        These restrictions may prevent us from taking actions that we believe would be in the best interest of our business. If we violate any of these covenants and are unable to obtain waivers, we would be in default under our loan agreement with RCF and payment of the indebtedness could be accelerated. If our indebtedness is accelerated, we may not be able to repay that indebtedness or borrow sufficient funds to refinance it. Our obligations under the loan agreement are secured by pledges of the equity interests of our subsidiaries and a lien on substantially all of our assets, and if we default on our obligations under the loan agreement, among other remedies, RCF could take possession and dispose of any collateral under the loan agreement and related documents, which would have a material adverse effect on our business, operations, financial condition and liquidity. Even if we are able to obtain new financing upon a default under the loan agreement, it may not be on commercially reasonable terms or on terms that are acceptable to us. In addition, complying with these covenants may also cause us to take actions that are not favorable to holders of our securities and may make it more difficult for us to successfully execute our business strategy and compete against companies that are not subject to such restrictions.

Approximately 36.0% of our common stock is beneficially owned by a significant stockholder that may acquire additional shares.

        As of June 17, 2014, approximately 36.0% of our common stock is beneficially owned by RCF, including approximately 3.1 million shares issuable upon conversion of the $8.0 million outstanding under our November 2013 loan agreement. In addition, the Company anticipates that it could issue approximately 1.1 million shares to RCF if RCF elects for the Company to satisfy future interest and fees under the loan agreement by the issuance of shares, which would increase RCF's beneficial ownership percentage to approximately 38.4%. RCF could also receive a significant number of additional shares if we were to sell equity or equity-linked securities in the year following the closing of the November 2013 loan agreement at a price below RCF's conversion price of $2.60 per share. In addition, because the number of shares issuable in satisfaction of interest and fees is determined by the market price of our common stock before the issuance of such shares, RCF would be entitled to a significant number of additional shares if the market price of our common stock were to decrease substantially.

        Two current members of the Company's Board of Directors were also nominated at the request of RCF. Under a stockholders' agreement between RCF and the Company, RCF is entitled to have two designees placed in nomination for a seat on the Board, and RCF has the right to participate in future equity offerings by the Company in proportion to its percentage ownership (assuming conversion of amounts drawn under the November 2013 loan agreement) of the shares of our common stock.

        Because of RCF's ownership of URI common stock, RCF has the ability to exercise a substantial degree of control over matters requiring stockholder approval. Those matters include the election of directors, amendments to the certificate of incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of the Company or changes in management and will make the approval of certain transactions difficult without the support of RCF, including transactions in which other holders of our securities might otherwise receive a premium for their securities over the then-current market price. In addition, RCF could privately sell control of the Company without other holders of our securities realizing any change-of-control premium. RCF may also have other interests that are different from, in addition to or not always consistent with the Company's interests or with the interests of other holders of our securities.

We have previously identified a material weakness in our internal control over financial reporting, and if we cannot maintain an effective system of internal control over financial reporting in the future, we may need to restate our financial statements and we may be delayed or prevented from accessing the capital markets.

        We are subject to the requirements of the Sarbanes-Oxley Act of 2002, particularly Section 404, and the applicable SEC rules and regulations that require an annual management report on our internal controls over financial reporting. The management report includes, among other matters, management's assessment of the effectiveness of our internal controls over financial reporting.

        We have previously identified a material weakness in our internal control over financial reporting and we may not be capable of maintaining an effective system of internal control in the future. Our ability to identify and remediate any material weaknesses in our internal controls could affect our ability to prepare financial reports in a timely manner, control our policies, procedures, operations, and assets, assess and manage our operational, regulatory and financial risks, and integrate any acquired businesses. Any failures to ensure full compliance with internal control and financial reporting requirements in the future could result in a restatement, cause us to fail to timely meet our reporting obligations, delay or prevent us from accessing the capital markets, and harm our reputation and the market price for our securities.

The Navajo Nation's ban on uranium mining in what it considers to be Navajo Indian Country and its opposition to the transportation of radioactive substances over and across what it views as Navajo Nation lands may have a material adverse effect on our future operations.

        In April 2005, the Navajo Nation ("Nation") Council passed the Diné Natural Resources Protection Act of 2005, 18 Navajo Nation Code §1303, which prohibits uranium mining and processing on any sites within "Navajo Indian Country" as defined by 7 Navajo Nation Code § 254(A). The ban may impede or prevent us from developing and operating our properties located in federally defined Indian Country for two reasons. First, the Nation takes a more expansive view of its own jurisdiction over "Navajo Indian Country" than does current federal law. Specifically, 7 N.N.C. § 254(A) provides that the term "Navajo Indian Country" applies to all land within the exterior boundaries of the Navajo Indian Reservation or of the Eastern Navajo Agency, Navajo Indian allotments, dependent Indian communities, and all land held in trust for, owned in fee by, or leased by the United States to the Nation. This may conflict with federal law as codified by Congress and interpreted by the federal courts. The term "Indian Country" is derived from jurisdictional determinations in criminal law enforcement proceedings under the federal Indian Country statute, 18 U.S.C. § 1151, and understood to encompass territory situated within Indian reservations, land owned by Indian Allottees, and land within a dependent Indian community. Second, while the United States Court of Appeals for the Tenth Circuit has specifically held, en banc, that the Company's Section 8 property in Churchrock, New

Mexico is not Indian Country, approximately one-third of our in-place mineralized uranium material is located elsewhere in federally defined Indian Country. Consequently, with respect to the Nation, our ability to operate will be adversely affected unless Navajo law is modified or a waiver or other exemption is provided.

        In February 2012, the Navajo Nation Council passed The Radioactive and Related Substances, Equipment, Vehicles, Persons and Materials Transportation Act of 2012 which would prohibit the transport across Nation lands of any equipment, vehicles, persons or materials for the purposes of exploring for or mining, producing, processing or milling any uranium ore, yellowcake, radioactive waste or other radioactive products on or under the surface of or adjacent to Nation lands unless the transporter has first (i) obtained Nation consent and a federal grant of easement, (ii) consented to full subject matter and personal jurisdiction of the Nation, and (iii) agreed to terms and conditions regarding clean-up and remediation. The Act would also require the Navajo Nation Environmental Protection Agency ("NNEPA") to promulgate regulations implementing notice requirements, license fees, bonding requirements, route restrictions and curfews for the transportation of radioactive substances over and across Nation lands or otherwise within Navajo Indian Country. The Act, which may conflict with federal laws and regulations governing the transport of radioactive materials, could have a material adverse effect on our future operations, including our ability to transport equipment and personnel to and from our properties and to transport resin from New Mexico to our processing facilities in Texas.

        In April 2012, the Nation's Division of Natural Resources issued a Notice of Violation and Order to Comply with the Navajo Nation Civil Trespass Act (the "NOV") against the Company's subsidiary Hydro Resources, Inc. ("HRI"). The NOV assessed a $50 civil assessment for alleged trespass on Section 9, Township 16 North, Range 16 West, N.M.P.M. ("Section 9"), which is land held in trust by the United States for the benefit of the Nation ("Trust Lands"). The NOV stated that HRI's Section 8 Churchrock property cannot be reached from New Mexico State Highway 566 without crossing either Section 9 or Section 17, both of which are Trust Lands, and that the Highway 566 right-of-way does not abut or extend into the Section 8 Churchrock property. The NOV demanded that HRI cease entering upon and crossing Section 9 and Section 17 for the purpose of transporting vehicles, equipment and/or personnel to the Section 8 Churchrock property until HRI either (i) provided documentation of a validly existing right-of-way or easement; or (ii) obtained an appropriate right-of-way from the Nation.

        On December 23, 2013, the Navajo Nation Council Resources and Development Committee ("NNRDC") acknowledged the right-of-way and surface use of the Company at its Churchrock properties licensed by the U.S. Nuclear Regulatory Commission. The right of way and surface and mineral access rights were granted in a 1929 Deed by the Santa Fe Pacific Railroad, and were passed to the Company as the successor in interest to the 1929 Deed. The NNRDC also authorized the creation of a Subcommittee to work with the Navajo Nation Executive Director of the Natural Resources Division and the Department of Justice, along with representatives of the Company, to consider the terms of an agreement that results in mutual gains for both the Nation and the Company, considering the right of way and surface use granted in the 1929 Deed.

        If further agreement with the Nation is not reached, our development plan could be materially adversely affected.

Certain of our mineral properties may be subject to defects in title and we are at risk of loss of ownership.

        Many of our mining properties are unpatented mining claims to which we have only possessory title. The validity of unpatented mining claims is often uncertain and such validity is always subject to contest. Unpatented mining claims are generally considered subject to greater title risk than patented mining claims or other real property interests that are owned in fee simple. Because unpatented mining claims are self-initiated and self-maintained, they possess some unique vulnerabilities not associated with other types of property interests. It is impossible to ascertain the validity of unpatented mining claims from public real property records, and, therefore, it can be difficult or impossible to confirm that all of the requisite steps have been followed for location, perfection and maintenance of an unpatented mining claim. The present status of our unpatented mining claims located on public lands allows us the exclusive right to remove locatable minerals, such as uranium. We are also allowed to use the surface of the land solely for purposes related to mining and processing the mineral-bearing ores. However, legal ownership of the public land remains with the federal government. We remain at risk that the mining claims may be lost either to the federal government or to rival private claimants due to failure to comply with statutory requirements. In addition, we may not have, or may not be able to obtain, all necessary surface rights to develop a property.

        We may incur significant costs related to defending the title to our properties. A successful claim contesting our title to a property may cause us to compensate other persons or perhaps reduce our interest in the affected property or lose our rights to explore and develop that property. This could result in us not being compensated for our prior expenditures relating to the property.

Exploration and development of uranium properties are risky and subject to great uncertainties.

        The exploration for and development of uranium deposits involve significant risks. It is impossible to ensure that the current and future exploration programs on our existing properties will establish reserves. Whether a uranium ore body will be commercially viable depends on a number of factors, including, but not limited to: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; uranium prices, which cannot be predicted and which have been highly volatile in the past; mining, processing and transportation costs; perceived levels of political risk and the willingness of lenders and investors to provide project financing; availability of labor, labor costs and possible labor strikes; availability of drilling rigs, and governmental regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting materials, foreign exchange, environmental protection, employment, worker safety, transportation, and reclamation and closure obligations. Most exploration projects do not result in the discovery of commercially mineable deposits of uranium and there can be no assurance that any of our exploration stage properties will be commercially mineable or can be brought into production.

The developments at the Fukushima Daiichi Nuclear Power Plant in Japan continue to have a negative impact on the uranium markets and public acceptance of nuclear energy is uncertain.

        The developments at the Fukushima Daiichi Nuclear Power Plant following the earthquake and tsunami that struck parts of Japan in March 2011 created heightened concerns regarding the safety of nuclear power plants and the ability to safeguard the material used to fuel nuclear power plants. The impact on the perception of the safety of nuclear power resulting from this event may cause increased volatility of uranium prices in the near to mid-term as well as uncertainty involving the continued use and expansion of nuclear power in certain countries. A reduction in the current or the future generation of electricity from nuclear power could result in a reduced requirement for uranium to fuel nuclear power plants which may negatively impact the Company in the future.

        Maintaining the demand for uranium at current levels and future growth in demand will depend upon acceptance of nuclear technology as a means of generating electricity. The developments at the Fukushima Daiichi Nuclear Power Plant may affect public acceptance of nuclear technology. Lack of public acceptance of nuclear technology would adversely affect the demand for nuclear power and potentially increase the regulation of the nuclear power industry.

The only significant market for uranium is nuclear power plants world-wide, and there are a limited number of customers.

        We are dependent on a limited number of electric utilities that buy uranium for nuclear power plants. Because of the limited market for uranium, a reduction in purchases of newly produced uranium by electric utilities for any reason (such as plant closings) would adversely affect the viability of our business.

The price of alternative energy sources affects the demand for and price of uranium.

        The attractiveness of uranium as an alternative fuel to generate electricity may be dependent on the relative prices of oil, gas, coal and hydro-electricity and the possibility of developing other low-cost sources of energy. If the prices of alternative energy sources decrease or new low-cost alternative energy sources are developed, the demand for uranium could decrease, which may result in a decrease in the price of uranium.

We may not be able to mine a substantial portion of our uranium in New Mexico until a mill is built in New Mexico.

        A substantial portion of our uranium in New Mexico lends itself most readily to conventional mining methods and may not be able to be mined unless a mill is built in New Mexico. We have no immediate plans to build, nor are we aware of any third party's plan to build, a mill in New Mexico and there can be no guarantee that a mill will be built. In the event that a mill is not built, a substantial portion of our uranium may not be able to be mined. Our inability to mine all or a portion of our uranium in New Mexico would have a material adverse effect on future operations.

Our operations are each subject to environmental risks.

        We are required to comply with environmental protection laws, regulations and permitting requirements, and we anticipate that we will be required to continue to do so in the future. We have expended significant resources, both financial and managerial, to comply with environmental protection laws, regulations and permitting requirements, and we anticipate that we will be required to continue to do so in the future. The material laws and regulations within the U.S. include the Atomic Energy Act, Uranium Mill Tailings Radiation Control Act of 1978, or UMTRCA, Clean Air Act, Clean Water Act, Safe Drinking Water Act, Federal Land Policy Management Act, National Park System Mining Regulations Act, the State Mined Land Reclamation Acts or State Department of Environmental Quality regulations and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the rules and regulations of the NNEPA, as applicable.

        We are required to comply with the Atomic Energy Act, as amended by UMTRCA, by applying for and maintaining an operating license from the NRC and the State of Texas. Uranium operations must conform to the terms of such licenses, which include provisions for protection of human health and the environment from endangerment due to radioactive materials. The licenses encompass protective measures consistent with the Clean Air Act and the Clean Water Act. Mining operations may be subject to other laws administered by the USEPA and other agencies.

        The uranium industry is subject not only to the worker health and safety and environmental risks associated with all mining businesses, but also to additional risks uniquely associated with uranium ISR, mining and milling. The possibility of more stringent regulations exists in the areas of worker health and safety, storage of hazardous materials, standards for heavy equipment used in ISR, mining or milling, the disposition of wastes, the decommissioning and reclamation of exploration, mining and ISR sites, climate change and other environmental matters, each of which could have a material adverse effect on the cost or the viability of a particular project.

        We cannot predict what environmental legislation, regulation or policy will be enacted or adopted in the future or how future laws and regulations will be administered or interpreted. The recent trend in environmental legislation and regulation, generally, is toward stricter standards, and this trend is likely to continue in the future. This recent trend includes, without limitation, laws and regulations relating to air and water quality, reclamation, waste handling and disposal, the protection of certain species and the preservation of certain lands. These regulations may require the acquisition of permits or other authorizations for certain activities. These laws and regulations may also limit or prohibit activities on certain lands. Compliance with more stringent laws and regulations, as well as potentially more vigorous enforcement policies or stricter interpretation of existing laws, may necessitate significant capital outlays, may materially affect our results of operations and business or may cause material changes or delays our intended activities.

        Our operations may require additional analysis in the future including environmental, cultural and social impact and other related studies. Certain activities require the submission and approval of environmental impact assessments. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. We cannot provide assurance that we will be able to obtain or maintain all necessary permits that may be required to continue our operation or exploration of our properties or, if feasible, to commence development, construction or operation of mining facilities at such properties on terms which enable operations to be conducted at economically justifiable costs. If we are unable to obtain or maintain permits or water rights for development of our properties or otherwise fail to manage adequately future environmental issues, our operations could be materially and adversely affected.

Closure and remediation costs for environmental liabilities may exceed the provisions we have made.

        Natural resource companies are required to close their operations and rehabilitate the lands in accordance with a variety of environmental laws and regulations. Estimates of the total ultimate closure and rehabilitation costs for uranium operations are significant and based principally on current legal and regulatory requirements and closure plans that may change materially. Any underestimated or unanticipated rehabilitation costs could materially affect our financial position, results of operations and cash flows. Environmental liabilities are accrued when they become known, are probable and can be reasonably estimated. Whenever a previously unrecognized remediation liability becomes known, or a previously estimated reclamation cost is increased, the amount of that liability and additional cost will be recorded at that time and could materially reduce our consolidated net income in the related period.

        The laws and regulations governing closure and remediation in a particular jurisdiction are subject to review at any time and may be amended to impose additional requirements and conditions which may cause our provisions for environmental liabilities to be underestimated and could materially affect our financial position or results of operations.

Because mineral exploration and development activities are inherently risky, we may be exposed to environmental liabilities and other dangers. If we are unable to maintain adequate insurance, or liabilities exceed the limits of our insurance policies, we may be unable to continue operations.

        The business of mineral exploration and extraction involves a high degree of risk. Few properties that are explored are ultimately developed into production. Unusual or unexpected formations, formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are other risks involved in extraction operations and the conduct of exploration programs. Previous mining operations may have caused environmental damage at certain of our properties. It may be difficult or impossible to assess the extent to which such damage was caused by us or by the activities of previous operators, in which case, any indemnities and exemptions from liability may be ineffective. If any of our properties are found to have commercial quantities of uranium, we would be subject to additional risks respecting any development and production activities.

        Although we carry liability insurance with respect to our mineral exploration operations, we may become subject to liability for damage to life and property, environmental damage, cave-ins or hazards against which we cannot insure or against which we may elect not to insure because of cost or other business reasons. In addition, the insurance industry is undergoing change and premiums are being increased. If we are unable to procure adequate insurance because of cost, unavailability or otherwise, we might be forced to cease operations.

Reserve and other mineralized material calculations are estimates only, and are subject to uncertainty due to factors including the price of uranium, inherent variability of the ore and recoverability of uranium in the recovery process.

        The calculation of reserves, other mineralized material and grading are estimates and depend upon geological interpretation and statistical inferences or assumptions drawn from drilling and sampling analysis, which may prove to be unpredictable. There is a degree of uncertainty attributable to the calculation of reserves, mineralized material and corresponding grades. Until reserves and other mineralized materials are actually mined and processed, the quantity of ore and grades must be considered as an estimate only. In addition, the quantity of reserves and other mineralized materials and ore may vary depending on the price of uranium. Any material change in the quantity of reserves, other mineralized materials, mineralization or grade may affect the economic viability of our properties.

Our inability to obtain financial surety would threaten our ability to continue in business.

        Future financial surety requirements to comply with federal and state environmental and remediation requirements and to secure necessary licenses and approvals will increase significantly as future development and production occurs at certain of our sites in Texas and New Mexico. The amount of the financial surety for each producing property is subject to annual review and revision by regulators. We expect that the issuer of the financial surety instruments will require us to provide cash collateral for a significant amount of the face amount of the bond to secure the obligation. In the event we are not able to raise, secure or generate sufficient funds necessary to satisfy these requirements, we will be unable to develop our sites and bring them into production, which inability will have a material adverse impact on our business and may negatively affect our ability to continue to operate.

Competition from better-capitalized companies affects prices and both our ability to acquire properties and personnel.

        There is global competition for uranium properties, capital, customers and the employment and retention of qualified personnel. In the production and marketing of uranium, there are a number of producing entities, some of which are government controlled and many of which are significantly larger and better capitalized than we are. Many of these organizations also have substantially greater financial, technical, manufacturing and distribution resources than we have.

        Our future uranium production will also compete with uranium recovered from the de-enrichment of highly enriched uranium obtained from the dismantlement of United States and Russian nuclear weapons and imports to the United States of uranium from the former Soviet Union and from the sale of uranium inventory held by the United States Department of Energy. In addition, there are numerous entities in the market that compete with us for properties and are attempting to become licensed to operate ISR and/or underground mining facilities. If we are unable to successfully compete for properties, capital, customers or employees or alternative uranium sources, it could have a materially adverse effect on our results of operations.

Because we have limited capital, inherent mining risks pose a significant threat to us compared with our larger competitors.

        Because we have limited capital we may be unable to withstand significant losses that can result from inherent risks associated with mining, including environmental hazards, industrial accidents, flooding, earthquake, interruptions due to weather conditions and other acts of nature which larger competitors could withstand. Such risks could result in damage to or destruction of our infrastructure and production facilities, as well as to adjacent properties, personal injury, environmental damage and processing and production delays, causing monetary losses and possible legal liability. Our business could be harmed if we lose the services of our key personnel.

        Our business and mineral exploration programs depend upon our ability to employ the services of geologists, engineers and other experts. In operating our business and in order to continue our programs, we compete for the services of professionals with other mineral exploration companies and businesses. In addition, several entities have expressed an interest in hiring certain of our employees. Our ability to maintain and expand our business and continue our exploration programs may be impaired if we are unable to continue to employ or engage those parties currently providing services and expertise to us or identify and engage other qualified personnel to do so in their place. To retain key employees, we may face increased compensation costs, including potential new stock incentive grants and there can be no assurance that the incentive measures we implement will be successful in helping us retain our key personnel.

The availability for sale of a large amount of shares may depress the market price of our securities.

        As of June 17, 2014, approximately 24.8 million shares of our common stock were outstanding, all of which are freely transferable. As of June 17, 2014, approximately 0.3 million shares of our common stock were reserved for issuance upon the exercise of outstanding options, approximately 0.6 million shares of our common stock were reserved for issuance upon the vesting of outstanding restricted stock units and approximately 3.1 million shares of our common stock were reserved for issuance upon conversion of amounts outstanding under the November 2013 loan agreement. The availability for sale of a large amount of shares by any one or several stockholders may depress the market price of our securities and impair our ability to raise additional capital through the public sale of our securities. We have no arrangement with any of the holders of the foregoing shares to address the possible effect on the price of our securities of the sale by them of their shares.

Terms of future financings may adversely impact holders of our securities.

        In order to finance our future production plans and working capital needs, we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, the rights of holders of our securities and the value of their investment in our securities could be reduced. A financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. We currently have no authorized preferred stock. These securities could be issued at or below the then prevailing market price for our securities. Any issuance of additional shares of our common stock could be dilutive to existing stockholders and could adversely affect the market price of our common stock. In addition, if we have to issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock or other securities, the market price of our common stock or other securities could be negatively impacted.

The Company has no history of paying dividends on its common stock, and we do not anticipate paying dividends in the foreseeable future.

        The Company has not previously paid dividends on its common stock. We currently anticipate that we will retain all of our available cash, if any, for use as working capital and for other general corporate purposes. Any payment of future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applicable to the payment of dividends and other considerations that our Board of Directors deems relevant. In addition, the terms of our November 2013 loan agreement prohibit the Company from declaring or paying dividends on our common stock without the consent of RCF. Investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment.

USE OF PROCEEDS

        Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from our sale of the securities under this prospectus for general corporate purposes, which may include making additions to our working capital, funding future acquisitions, or for any other purpose we describe in the applicable prospectus supplement.

DILUTION

        We will set forth in a prospectus supplement and/or free writing prospectus the following information, as required, regarding any dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

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  the net tangible book value per share of our equity securities before and after the offering;

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  the amount of the change in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

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  the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the historical ratios of earnings to fixed charges for the Company and its consolidated subsidiaries for the periods indicated. As the ratios of earnings to fixed charges indicate less than one-to-one coverage in each of the years presented, we have provided the coverage deficiency amounts for those periods. You should read these figures in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

		Year Ended December 31,
	Three Months Ended March 31, 2014
		2013	2012	2011	2010	2009
	(in thousands)
Deficiency of earnings available to cover fixed charges(1)	$(3,460)	$(20,294)	$(19,361)	$(11,066)	$(11,804)	$(9,756)

(1)
For the purpose of computing the ratio of earnings to fixed charges, earnings consist of reported net loss plus fixed charges. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs and that portion of rental expense we believe to be representative of interest. Due to losses for the three months ended March 31, 2014 and for the years ended December 31, 2013, 2012, 2011, 2010 and 2009, earnings were insufficient to cover fixed charges for these periods.

        For the periods indicated above, we had no authorized or outstanding shares of preferred stock. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios presented in the tables above.

DESCRIPTION OF SECURITIES

Common Stock

        The following description of our common stock and the material provisions of our restated certificate of incorporation, as amended, and amended and restated bylaws is only a summary. You should refer to the terms of our common stock contained in our restated certificate of incorporation, as amended, and our amended and restated bylaws for more complete information.

        Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share. As of June 17, 2014, approximately 24.8 million shares of our common stock were issued and outstanding, all of which are fully paid and non-assessable. In addition, there were approximately 0.9 million shares of our common stock issuable upon exercise of outstanding stock options and upon vesting of outstanding restricted stock units and approximately 3.1 million shares of our common stock issuable upon conversion of the $8.0 million outstanding under the November 2013 loan agreement with RCF. Our common stock is currently traded on the NASDAQ Capital Market under the symbol "URRE."

        Under a March 2012 stockholders' agreement between RCF and the Company, as subsequently modified by a December 2012 bridge loan agreement and the November 2013 loan agreement, RCF is entitled to have two designees placed in nomination for seats on the Company's Board of Directors so long as (i) RCF and its affiliates own or hold shares of common stock which in the aggregate exceed 25% of the Company's issued and outstanding common stock or (ii) any obligations remain outstanding under the November 2013 loan agreement. If at any time RCF and its affiliates own or hold less than 25% of the Company's issued and outstanding common stock and no obligations remain outstanding under the November 2013 loan agreement, RCF will still be entitled to have one designee placed in nomination for a seat on the Company's Board of Directors so long as RCF and its affiliates own or hold shares of common stock which in the aggregate exceed 10% of the Company's issued and outstanding common stock. Tracy A. Stevenson and Mark K. Wheatley currently serve as RCF's designees on the Company's Board of Directors. In addition, RCF has the right under the March 2012 stockholders' agreement and November 2013 loan agreement to participate in future equity offerings by the Company in proportion to its percentage ownership (assuming conversion of amounts drawn under the November 2013 loan agreement) of the shares of the Company's common stock.

        There are no other preemptive, subscription, conversion or redemption rights pertaining to our common stock. The absence of preemptive rights could result in a dilution of the interest of existing stockholders should additional shares of common stock be issued. Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of assets legally available therefore and to share ratably in our assets upon liquidation.

        Each share of our common stock is entitled to one vote for all purposes and cumulative voting is not permitted in the election of directors. Accordingly, the holders of more than fifty percent of all of the outstanding shares of our common stock can elect all of the directors. Matters to be voted upon by the holders of our common stock require the affirmative vote of a majority of the votes cast at a stockholders meeting at which a quorum is present. The presence, in person or by proxy, of the holders of one-third of our outstanding shares is necessary to constitute a quorum at a stockholders meeting.

        Corporate Stock Transfer, Inc., Denver, Colorado is the transfer agent and registrar for our common stock.

Possible Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws

        Certain provisions of Delaware law, our restated certificate of incorporation and our amended and restated bylaws discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our common stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by the Board of Directors and may discourage certain types of transactions that may involve an actual or threatened change of control of us. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

        Delaware Statutory Business Combinations Provision.    We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a "business combination" is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

        Authorized but Unissued Stock.    Our restated certificate of incorporation authorizes the issuance of up to 200,000,000 shares of capital stock, par value $0.001 per share. As of June 17, 2014 approximately 24.8 million shares of our common stock were issued and outstanding. Our Board of Directors has the authority, without further approval of the stockholders, to issue such shares, which would adversely affect the voting power and ownership interest of holders of our common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control, and discouraging bids for our common stock at a premium over the market price.

        Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors.    Our amended and restated bylaws provide that, for nominations to the Board of Directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder's notice generally must be delivered not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. Detailed requirements as to the form of the notice and information required in the notice are specified in the amended and restated bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, such business will not be conducted at the meeting.

        Amendment of Bylaws.    Our Board of Directors is expressly authorized to alter or repeal our bylaws.

        Special Meetings of Stockholders.    Special meetings of the stockholders may be called only by our Chairman, President or pursuant to a resolution adopted by a majority of the total number of directors. Stockholders may not propose business to be brought before a special meeting of the stockholders.

Debt Securities

        Our debt securities may be issued from time to time in one or more series and may include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in the prospectus supplement relating to that series. When describing any debt securities, references to "we", "us" and "our" refer to the issuer of those debt securities and not to any of its subsidiaries.

        The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. The following summary of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. You may obtain a copy of the indenture and any form of debt security that has been filed in the manner described under "Where You Can Find More Information."

        For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read this prospectus and the applicable prospectus supplement, indenture and form of debt security.

General Terms of the Indenture

        The indenture does not limit the amount of debt securities that we may issue. The indenture does provide that we may issue debt securities up to the principal amount that we may authorize, which may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with "original issue discount," or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

        You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

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  the title and authorized denominations of those debt securities;

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  any limit on the aggregate principal amount of that series of debt securities;

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  the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

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  interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and the maturity;

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  the right, if any, to extend the interest payment periods and the duration of the extensions;

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  the guarantors, if any, of our obligations under the debt securities;

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  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

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  the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

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  the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

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  our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

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  the terms, if any, on which the debt securities of that series and any guarantees thereof will be subordinate in right and priority of payment to our other debt;

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  the denominations in which those debt securities will be issuable;

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  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

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  whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

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  whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

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  if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

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  if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

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  the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

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  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

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  whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

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  the nature and terms of any security for any secured debt securities;

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  the terms applicable to any debt securities issued at a discount from their stated principal amount; and

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  any other specific terms of any debt securities.

        The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for shares of the Company's common stock or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

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  the conversion or exchange price;

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  the conversion or exchange period;

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  provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

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  events requiring adjustment to the conversion or exchange price; and

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  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

        The terms of the indenture prevent us from consolidating or merging with or into, or conveying, transferring or leasing all or substantially all of our assets to, any person, unless (i) we are the surviving corporation or the successor corporation or person to which our assets are conveyed, transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture, and (ii) immediately after completing such a transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the person to whom our assets are conveyed or transferred has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

        This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or conveyance, transfer or lease of all or substantially all of our assets.

Events of Default

        The indenture provides that the following will be "events of default" with respect to any series of debt securities:

  •
  failure to pay interest for 30 days after the date payment is due and payable;

  •
  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

  •
  failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

  •
  failure to perform other covenants for 60 days after notice of such default or breach and request for it to be remedied;

  •
  events in bankruptcy, insolvency or reorganization relating to us; or

  •
  any other event of default provided in the applicable officer's certificate, resolution of our Board of Directors or the supplemental indenture under which we issue a series of debt securities.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

        The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, waive any past default and consequences of such default.

        The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

  •
  the holder has previously given to the trustee written notice of a continuing default;

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  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

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  the requesting holders have offered the trustee indemnity for the costs, expenses and liabilities that may be incurred by bringing the action;

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  the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

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  the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

        We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

        We can discharge or decrease our obligations under the indenture as stated below.

        We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

        Unless otherwise provided in the applicable prospectus supplement, we may also discharge certain of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by certain covenants of outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the indenture, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

  •
  we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified by a nationally recognized firm of independent certified accountants to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

  •
  we deliver to the trustee an opinion of counsel to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

        In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture.

        Although we may discharge or decrease our obligations under the indenture as described in the preceding paragraphs, we may not discharge certain enumerated obligations, including but not limited to, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

        The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

  •
  evidence the assumption by a successor entity of our obligations;

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  add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

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  add any additional events of default;

  •
  cure any ambiguity or correct any inconsistency or defect in the indenture provided that it does not adversely affect the interests of the holders of any outstanding debt securities in any material respect;

  •
  add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

  •
  add guarantees to or secure any debt securities;

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  establish the forms or terms of debt securities of any series;

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  evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

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  add to or change any provision of the indenture as is necessary to permit or facilitate the issuance of debt securities in bearer form;

  •
  change the location of (i) payment of principal, premium or interest; (ii) surrender of the debt securities for registration, transfer or exchange and (iii) notices and demands to or upon us;

  •
  supplement any provision of the indenture to permit or facilitate the defeasance and discharge of any debt securities provided that it does not adversely affect the interests of the holders of any outstanding debt securities in any material respect;

  •
  conform the terms of any debt securities to the description of such debt securities in the prospectus and prospectus supplement offering the debt securities provided that it does not adversely affect the interests of the holders of any outstanding debt securities in any material respect;

  •
  eliminate any provision that was required at the time we entered into the indenture but, as a result of an amendment to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is no longer required;

  •
  modify, eliminate or add to the provisions of the indenture to effect or evidence any change required by an amendment to the Trust Indenture Act; and

  •
  make any other provisions with respect to matters or questions arising under the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification in any material respect.

        Any provision of the indenture shall automatically be deemed to have been modified, eliminated or added to the extent required to be made as a result of an amendment to the Trust Indenture Act.

        The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

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  extend the final maturity of any debt security;

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  reduce the principal amount or premium, if any;

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  reduce the rate or extend the time of payment of interest;

  •
  change the method of calculating the rate of interest in a manner adverse to the holders of any outstanding debt securities;

  •
  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

  •
  change the currency in which the principal, and any premium or interest, is payable;

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  impair the right to institute suit for the enforcement of any payment on any debt security when due;

  •
  if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

  •
  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

        The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

  •
  a default in the payment of the principal of or premium or interest on any such debt security; or

  •
  a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

        The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement or with its custodian and such global securities shall be registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

  •
  by the depositary for the registered global security to its nominee;

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  by a nominee of the depositary to the depositary or another nominee of the depositary; or

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  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

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  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as "participants," or persons that may hold interests through participants;

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  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

  •
  any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

  •
  ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

        The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

  •
  will not be entitled to have the debt securities represented by a registered global security registered in their names;

  •
  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

  •
  will not be considered the owners or holders of the debt securities under the indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

        We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security.

Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, or if an event of default has occurred and is continuing and the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series so request, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion and subject to the depositary's procedures decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

        We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We will deposit these securities with a depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Concerning the Trustee

        The indenture provides that in the event that the trustee resigns or is removed with respect to less than all series of debt securities outstanding under the indenture, there may be more than one trustee under the indenture. If there are different trustees for different series of debt securities under the indenture, each such trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities.

        The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The trustee may engage in other transactions with us. If the trustee acquires any conflicting interest relating to any duties concerning the debt securities, however, the trustee must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

        The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

        The indenture is, and any debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

Warrants

        We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

        We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

  •
  the offering price and aggregate number of warrants offered;

  •
  the currency for which the warrants may be purchased;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  •
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreements and warrants may be modified;

  •
  a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent or the Company in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

        Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Units

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

        We may issue units consisting of common stock, debt securities or warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

  •
  the designation and terms of the units and of the common stock, debt securities and warrants comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        We may issue units in such amounts and in such numbers of distinct series as we determine.

        The provisions described in this section, as well as those described under "Description of Securities—Common Stock," "Description of Securities—Debt Securities" and "Description of Securities—Warrants" will apply to each unit, as applicable, and to any common stock, debt security and warrant included in each unit, as applicable.

Unit Agent

        The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

 PLAN OF DISTRIBUTION

        We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

  We may sell the securities separately or together

  •
  through one or more underwriters or dealers in a public offering and sale by them;

  •
  directly to investors;

  •
  through agents; or

  •
  through any combination of any of these methods of sale.

        We may sell the securities from time to time:

  •
  in one or more transactions at a fixed price or prices, which may be changed from time to time;

  •
  at market prices prevailing at the times of sale;

  •
  in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the "Securities Act"), to or through a sales agent or market maker or into an existing trading market, on an exchange or otherwise;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement or free writing prospectus. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

        We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act, and we may also sell securities through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell unsubscribed securities to third parties.

        If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement or free writing prospectus, naming the underwriter, the nature of any such relationship.

        We may designate agents to sell the securities. Unless otherwise specified in connection with any particular sale of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

        We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or free writing prospectus, and the prospectus supplement or free writing prospectus will set forth any commissions we pay for solicitation of these contracts.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

        Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

        We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

        Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement or free writing prospectus will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

        Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement or free writing prospectus will be listed for trading on the NASDAQ or other principal market for our common stock. We may apply to list any series of debt securities or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

        Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading "Underwriting" or "Plan of Distribution" in the applicable prospectus supplement.

        Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Hogan Lovells US LLP, Denver, Colorado.

EXPERTS

        The consolidated financial statements of Uranium Resources, Inc. for the fiscal years ended December 31, 2013 and December 31, 2012 incorporated by reference herein have been audited by Hein & Associates LLP, independent registered public accounting firm, as set forth in their report, incorporated by reference herein, and are incorporated by reference in reliance upon that report given on the authority of Hein & Associates LLP as experts in accounting and auditing.

        The information regarding our uranium mineralized materials in New Mexico incorporated by reference in this prospectus is included in reliance on the report submitted by Behre Dolbear & Company (USA), Inc., an independent private mining consulting firm, and has been included herein in reliance on the authority of such firm as experts in geology and engineering.

        The information related to our properties that constitute the Cibola Project, Ambrosia Lake Project and Edgemont Project including non-reserved mineralized material incorporated by reference in this prospectus and registration statement is included in reliance on the following independent technical reports, each of which were completed by Broad Oak Associates, an independent engineer: (i) the Technical Report on the Uranium Resources at The Ambrosia Lake Uranium Project, McKinley County, New Mexico, USA, dated January 18, 2011; (ii) the Technical Report on the Uranium Resources at The Cibola Project, Cibola, McKinley and Sandoval Counties, New Mexico, USA, dated January 14, 2011; and (iii) the Technical Report on the Uranium Resources on The Edgemont Uranium Project, Fall River County, South Dakota, USA, dated January 18, 2011, and has been incorporated by reference herein in reliance on the authority of such firm as experts in geology and engineering.